EXHIBIT 99.2

Form of

CONSENT SOLICITATION STATEMENT

HEALTHSOUTH CORPORATION

Solicits Consents and Waivers Relating to its

$[            ] Aggregate Principal Amount of [            ]% Senior [Subordinated] Notes due [            ]

(CUSIP No. [    ])

Subject to the terms and conditions set forth in this Consent Solicitation Statement, HEALTHSOUTH Corporation (“we” or “us”) is soliciting (the “Consent Solicitation”) consents (“Consents”) of Holders (as defined below) as of the Record Date (as defined below) of the $[            ] outstanding aggregate principal amount of our [            ]% Senior [Subordinated] Notes due [            ] (the “Notes”) to proposed amendments (the “Proposed Amendments”) to certain provisions of the Indenture dated as of [            ] (the “Indenture”), between HEALTHSOUTH, as issuer, and National City Bank, as trustee (the “Trustee”) relating to:

•	our obligation to furnish compliance certificates to the Trustee and to file with the Securities and Exchange Commission (“SEC”) and furnish to the Trustee and Holders of Notes periodic and other reports required under the Securities Exchange Act of 1934 (the “Exchange Act”), and

•	our ability to incur indebtedness under certain circumstances.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on March 15, 2004, and the term “Holder” means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to HEALTHSOUTH to vote the applicable Notes on behalf of such Holder.

Each Holder who consents to the Proposed Amendments will also be waiving all alleged and potential defaults under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments and any and all rights to cause the principal of, and accrued interest on, the Notes to become immediately due and payable as a result of such alleged and potential defaults (the “Waivers”). Approval of the Proposed Amendments and Waivers requires the consent of Holders of not less than a majority in outstanding principal amount of Notes (the “Requisite Consents”). In the event that certain conditions described below are satisfied or waived, including the receipt of the Requisite Consents, we will pay to the Holders of Notes who delivered valid and unrevoked Consents prior to the Expiration Date (as defined below) a cash payment equal to $10 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the “Consent Fee”). Holders of Notes for which no Consent is delivered will not receive a Consent Fee, even though the Proposed Amendments and Waivers, if approved, will bind all Holders and their transferees. Except where the context otherwise requires, references in this Consent Solicitation Statement to Consents to the Proposed Amendments will also include Consents to the Waivers. For a description of the Proposed Amendments and Waivers and the purpose and effects thereof, see “The Proposed Amendments and Waivers.”

In addition to this Consent Solicitation, we are concurrently soliciting consents of holders of our other issues of [Senior Notes and 10.750% Senior Subordinated Notes due 2008 (the “Senior Subordinated Notes”)] to proposed amendments to, and waivers under, the indentures governing such notes that are substantially similar to the Proposed Amendments and Waivers, to the extent applicable. This Consent Solicitation is independent of each of the other consent solicitations for any other issue of our outstanding notes, other than the consent solicitation for our [            ]% Senior Notes due [            ]. This Consent Solicitation is conditioned upon the success of the consent solicitation for those [            ]% Senior Notes due [            ].

Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

The Proposed Amendments will be effected by means of a supplemental indenture (the “Supplemental Indenture”) to be executed by HEALTHSOUTH and the Trustee after the Requisite Consents for the Notes have been obtained.

THE CONSENT SOLICITATION EXPIRES AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 13, 2004, UNLESS EXTENDED BY US (THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE TRUSTEE RECEIVES EVIDENCE THAT THE REQUISITE CONSENTS HAVE BEEN OBTAINED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE (THE “CONSENT DATE”).

PRIOR TO DELIVERING ANY CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM (THE “CONSENT FORM”).

WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS AFTER
SEPTEMBER 30, 2002, AND WE HAVE PREVIOUSLY CAUTIONED THAT THE FINANCIAL INFORMATION
CONTAINED IN PREVIOUSLY FILED REPORTS SHOULD NOT BE RELIED UPON. ACCORDINGLY, NO
FINANCIAL STATEMENTS ARE AVAILABLE FOR ANY PRIOR PERIOD, AND YOU SHOULD NOT RELY ON OUR
FINANCIAL STATEMENTS AND REPORTS PREVIOUSLY FILED WITH THE SEC.

The Solicitation Agent for the Consent Solicitation is:

Credit Suisse First Boston

See “Risk Factors” beginning on page 38 for a discussion of some of the risks you should consider before you consent to the Proposed Amendments and Waivers.

The date of this Consent Solicitation Statement is March 16, 2004.

The Proposed Amendments will become effective only upon satisfaction or waiver by HEALTHSOUTH of the following conditions (collectively, the “Conditions”):

•	receipt by the Information Agent prior to the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes,

•	execution by HEALTHSOUTH and the Trustee of a Supplemental Indenture embodying the Proposed Amendments (which execution may occur prior to the Expiration Date if the Requisite Consents are received before then),

•	receipt prior to the Expiration Date of valid and unrevoked consents from holders of our [ ]% Senior Notes due [ ] representing not less than a majority in aggregate principal amount outstanding, and

•	certain other conditions described herein under “The Consent Solicitation—Conditions to the Consent Solicitation.”

AT SUCH TIME AS THE CONDITIONS ARE SATISFIED OR WAIVED, ONLY HOLDERS WHO HAVE CONSENTED BY PROPERLY EXECUTING AND DELIVERING THEIR CONSENT FORM ON OR PRIOR TO THE EXPIRATION DATE, WITHOUT REVOKING SUCH CONSENT, WILL BE ENTITLED TO RECEIVE THE CONSENT FEE. ALL OTHER HOLDERS (AND THEIR TRANSFEREES) WILL NOT BE ENTITLED TO RECEIVE ANY CONSENT FEE, BUT WILL BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS IF THEY BECOME EFFECTIVE.

No Consent will be deemed to have been accepted unless and until the Conditions have been satisfied or waived. Holders may revoke Consents in accordance with the procedure set forth herein under the heading “The Consent Solicitation ñ Revocation of Consents” and in the Consent Form at any time prior to the Consent Date. We reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, subject to applicable law, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See “The Consent Solicitation ñ Expiration Date; Extensions; Amendments.” We also reserve the right, in our sole discretion, subject to applicable law, to waive the Conditions. See “The Consent Solicitation ñ Conditions to the Consent Solicitation.” We also reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

Only Holders are eligible to consent to the Proposed Amendments. Any beneficial owner or registered holder of the Notes who is not a Holder of such Notes must either (1) arrange for the Holder to execute the Consent and deliver it to the Information Agent on such beneficial owner’s behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Information Agent the Consent with respect to the Notes on behalf of such Holder. ANY BENEFICIAL OWNER OF AN INTEREST IN THE NOTES HELD OF RECORD ON THE RECORD DATE BY THE DEPOSITORY TRUST COMPANY (“DTC”), OR ITS NOMINEES, THROUGH AUTHORITY GRANTED BY DTC, MAY DIRECT THE PARTICIPANT IN DTC (A “DTC PARTICIPANT”) THROUGH WHICH SUCH BENEFICIAL OWNER’S NOTES ARE HELD ON THE RECORD DATE TO EXECUTE, ON SUCH BENEFICIAL OWNER’S BEHALF, OR MAY OBTAIN A PROXY FROM SUCH DTC PARTICIPANT AND EXECUTE DIRECTLY, AS IF SUCH BENEFICIAL OWNER WERE A HOLDER, A CONSENT FORM WITH RESPECT TO NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE DATE OF EXECUTION. Accordingly, we urge such beneficial owners to contact the person responsible for their account to obtain a valid proxy or to direct a Consent Form to be signed on their behalf with respect to their Notes.

The transfer of Notes after the Record Date will not have the effect of revoking any valid Consent previously given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the procedure for revoking

Consents described herein and in the Consent Form has been complied with. See “The Consent Solicitation—Revocation of Consents.”

HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE INFORMATION AGENT AT THE ADDRESS SET FORTH HEREIN AND ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT.

You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth herein and on the back cover page hereof.

You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents to the Information Agent at the address or telephone number set forth herein and on the back cover page hereof.

DESCRIPTIONS IN THIS CONSENT SOLICITATION STATEMENT OF THE PROVISIONS OF THE INDENTURE ARE SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. WHERE REFERENCE IS MADE TO PARTICULAR PROVISIONS OF THE INDENTURE, SUCH PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS, ARE INCORPORATED HEREIN BY REFERENCE AS PART OF SUCH SUMMARIES, WHICH ARE QUALIFIED IN THEIR ENTIRETY BY SUCH REFERENCE. COPIES OF THE INDENTURE ARE AVAILABLE UPON REQUEST SUBMITTED TO THE INFORMATION AGENT.

NEITHER THIS CONSENT SOLICITATION STATEMENT, THE CONSENT FORM NOR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC NOR ANY STATE SECURITIES COMMISSION. NO AUTHORITY HAS DETERMINED IF THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement or in the accompanying Consent Form and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by HEALTHSOUTH, the Trustee, the Information Agent, the Solicitation Agent or any other person. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or any attachments hereto or in the affairs of HEALTHSOUTH or any of its subsidiaries since the date hereof.

In making a decision in connection with the Consent Solicitation, Holders must rely on their own examination of HEALTHSOUTH and the terms of the Consent Solicitation, including the merits and risks involved. Holders should not construe the contents of this Consent Solicitation Statement as providing any legal, business, financial or tax advice. Each Holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Consent Solicitation Statement and the Consent Solicitation contemplated hereby.

We have appointed Innisfree M&A Incorporated as the Information Agent for the Consent Solicitation. Properly completed and executed Consent Forms must be delivered to the Information Agent at one of the addresses set forth below or on the back cover of this Consent Solicitation Statement. All requests for additional copies of this Consent Solicitation Statement, the Consent Form, the Indenture or other related documents, or for assistance in completing and delivering Consent Forms, should be directed to the Information Agent.

Delivery to Innisfree M&A Incorporated, the Information Agent for the Consent Solicitation:

By Regular or Certified Mail:	By Hand or by Overnight Mail or Courier:
Innisfree M&A Incorporated P.O. Box 5143 New York, NY 10150-5143	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022

By Facsimile

(Eligible Guarantor Institutions Only):

212-750-5799

To Confirm Facsimile Receipt by Telephone

(Eligible Guarantor Institutions Only)

212-750-5833

For Information:

Noteholders Call Toll-Free:

888-750-5834

Banks and Brokers Call Collect:

212-750-5833

Delivery of a Consent Form to an address other than the address listed above or on the back cover of this Consent Solicitation Statement or transmission of instructions by facsimile other than as set forth above is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent.

We have appointed Credit Suisse First Boston as the Solicitation Agent for the Consent Solicitation. All questions regarding the terms of the Consent Solicitation should be directed to the Solicitation Agent at the telephone number and address set forth below:

Credit Suisse First Boston LLC

11 Madison Avenue

New York, NY 10010

U.S. Toll Free: 1-800-820-1653

Attn: Liability Management Group

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	v

SUMMARY	1

DEVELOPMENTS AFFECTING HEALTHSOUTH	6

THE PROPOSED AMENDMENTS AND WAIVERS	19

THE CONSENT SOLICITATION	22

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	28

LITIGATION AND REGULATORY DEVELOPMENTS	29

RISK FACTORS	38

FORWARD-LOOKING STATEMENTS

The information presented in this Consent Solicitation Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include:

•	those factors contained in the section entitled “Risk Factors” and other sections of this Consent Solicitation Statement,

•	the investigations by the Department of Justice, the SEC and other governmental agencies into our financial reporting and related activity,

•	our statement that our previously filed financial statements should no longer be relied upon and we may restate our prior financial statements,

•	the withdrawal by our former accountants of their audit reports on our previously filed financial statements,

•	the completion of the review by the forensic auditing team from PricewaterhouseCoopers LLP into our prior financial statements and the report of our Special Audit Review Committee regarding the forensic review,

•	the investigations and lawsuits relating to our participation in federal health care programs, including the Medicare and Medicaid programs,

•	the outcome of pending litigation filed against us, including class action litigation alleging violations under federal securities law and certain qui tam actions under the civil False Claims Act,

•	significant changes in our management team,

•	our ability to successfully amend, restructure and/or renegotiate our existing indebtedness or cure or receive waivers of alleged and potential defaults under such agreements or indentures, the inability of which could result in our filing of a voluntary petition for bankruptcy,

•	our ability to continue to operate in the ordinary course and manage our relationships with our patients and stakeholders, including our lenders, bondholders, vendors and suppliers and employees,

•	changes or delays in or suspension of reimbursement for our services by governmental or private payors,

•	changes in the regulation of the health care industry at either or both of the federal and state levels,

•	changes to the prospective payment system for inpatient rehabilitation services,

•	competitive pressures in the health care industry and our response thereto,

•	our ability to obtain and retain favorable arrangements with third-party payors, and

v

•	general conditions in the economy and capital markets.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements.

This Consent Solicitation Statement also contains a financial budget for our business for the year ending December 31, 2004 (the “Budget”). See “Developments Affecting HEALTHSOUTH—2004 Budget.” The Budget was prepared, on a “bottoms-up” basis, based upon numerous assumptions, including those set forth in Annex I, and involves a number of risks and uncertainties, many of which are beyond our control. In addition, the Budget was not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants, and no independent auditors or other professionals have examined, or expressed any opinion of, the Budget. As a result of a variety of factors, our actual results may differ materially from the results contained in the Budget. Accordingly, Holders should not place undue reliance on the Budget. The Budget contained herein has been presented in a summary format and Holders could reach a different conclusion about our projected financial results if complete financial statements were available. In addition, we expressly disclaim any duty to update the Budget or any other forward-looking statements contained herein.

SUMMARY

This Consent Solicitation Statement includes specific terms of the Consent Solicitation, including a description of the Proposed Amendments and Waivers, as well as information regarding our business and some financial data, including projections. We have also attached as Exhibit A hereto a copy of the proposed form of Supplemental Indenture which includes the Proposed Amendments. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form and may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments. We encourage Holders to read carefully this Consent Solicitation Statement, the related Consent Form, the documents attached hereto and the documents to which we refer them, including the discussion of risks and uncertainties affecting our business included in the section of this Consent Solicitation Statement captioned “Risk Factors.”

HEALTHSOUTH Corporation

HEALTHSOUTH is the largest provider of outpatient surgery, outpatient diagnostic and rehabilitative health care services in the United States, with more than 46,000 medical and business professionals providing superior health care in nearly 1,700 facilities throughout the United States. We believe that we provide patients, physicians and payors with high-quality health care services on a more cost-effective basis than traditional acute-care hospitals. We provide these services through our national network of modern, well-maintained health care facilities.

In our outpatient and inpatient rehabilitation facilities, we provide interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopedic problems, work-related injuries, neuromuscular disease, and sports-related injuries. Our rehabilitation services include physical therapy, sports medicine, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing.

In addition to our rehabilitation facilities, we operate the largest network of freestanding outpatient surgery centers in the United States. Our outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. We also operate inpatient surgical hospitals and have management agreements with unconsolidated surgical centers. It is widely recognized, and we believe, that outpatient surgery performed at a freestanding outpatient surgery center is generally less expensive than hospital-based outpatient surgery.

HEALTHSOUTH is also among the largest operators of outpatient diagnostic centers in the United States. Most of our diagnostic centers operate in markets where HEALTHSOUTH also provides rehabilitative health care and outpatient surgery services enabling us to pursue opportunities for cross-referrals. We believe that our ability to offer a comprehensive range of services in a particular geographic market makes HEALTHSOUTH more attractive to both patients and payors in such market.

Recent Events

Since July 2003, we have been in discussions with representatives of an unofficial committee (the “Committee”) of and on behalf of beneficial owners of our Senior Notes and Senior Subordinated Notes regarding the terms under which they would agree to give consents to proposed amendments to, and waivers under, the indentures governing such notes. As of the date of this Consent Solicitation Statement, we have not been able to come to any agreement with the Committee regarding these terms.

On March 11, 2004, we filed a complaint in the Circuit Court of Jefferson County, Alabama (the “TRO Litigation”) against the trustees, holders and persons claiming to be beneficial owners of Senior Notes and Senior Subordinated Notes to prevent the acceleration of the indebtedness outstanding under the Senior Notes and the Senior Subordinated Notes. We believe that an acceleration of this indebtedness would cause substantial harm to our enterprise value and stakeholders. Our complaint seeks a judicial determination regarding several issues relating to our indentures, including, without limitation, the applicability of certain acceleration and payment provisions, whether notice was properly provided under the relevant indenture provisions, whether the performance of certain covenants under the indentures is excused or has been waived and that conduct of certain beneficial owners is a breach of the covenant of good faith and fair dealing. The complaint also seeks a declaratory judgment and injunctive relief preventing the holders and beneficial owners of our Senior Notes and Senior Subordinated Notes from accelerating those notes. On March 11, 2004, the Circuit Court granted a temporary restraining order preventing acceleration of any of our Senior Notes and Senior Subordinated Notes pending a hearing on our motion for a preliminary injunction.

While certain beneficial owners of notes have claimed that nonpayment defaults may exist under Senior Notes or Senior Subordinated Notes, we believe, among other things, that beneficial owners and holders have foregone any right to accelerate payment of their notes under current circumstances. We also believe that there are a number of meritorious legal and equitable considerations relating to these claims. See “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders.” At the same time, we believe that it is in our best interests to minimize the extent of litigation over this matter and to eliminate and/or modify with respect to the future the applicability, or potential disputes over the applicability, of certain covenants and other provisions of the Senior Notes or Senior Subordinated Notes. Accordingly, we have determined to proceed with this Consent Solicitation as a means of consensually resolving these matters on a fair and prompt basis in order to facilitate our continuing restructuring efforts.

Recent developments relating to or affecting HEALTHSOUTH could have a material impact on us and our ability to pay principal and interest on the Notes. These recent developments include but are not limited to those summarized below.

As a result of various investigations by governmental agencies, including the SEC and Department of Justice, and litigation, which investigations and litigation are described herein, we face various risks and uncertainties that could materially adversely affect our business and financial condition. See “Litigation and Regulatory Developments” and “Risk Factors” for a detailed discussion of risks we face.

Summary of the Consent Solicitation

We are conducting the Consent Solicitation for:

•	the Proposed Amendments to the Indenture to:

•	suspend our obligation to furnish compliance certificates to the Trustee and to furnish to the SEC periodic and other reports required under the Exchange Act until we are able to comply with the reporting requirements thereunder;

•	amend the definition of “Refinancing Indebtedness” to provide that so long as such debt is designated by HEALTHSOUTH as “Refinancing Indebtedness” and the proceeds are not used for any purpose other than to refund, refinance, repurchase or extend existing indebtedness or pay down revolving Bank Debt, such debt shall constitute Refinancing Indebtedness notwithstanding that it is not immediately (or contemporaneously) applied for the refunding, refinancing, repurchase or extension of other indebtedness;

•	permit us to borrow, repay and reborrow indebtedness consisting of Bank Debt provided that the outstanding aggregate principal amount of such Bank Debt may not at any time exceed $750 million,

•	amend the definition of “Attributable Indebtedness” to exclude a sale-leaseback transaction entered into by a joint venture company and involving our Digital Hospital, and

•	waivers of all alleged and potential defaults and events of default under the Indenture.

Holders who deliver Consents to the Proposed Amendments in accordance with the procedures described in this Consent Solicitation Statement will be deemed to have delivered Consents to the Waivers. Capitalized terms used in this section “Summary of the Consent Solicitation” without definition shall have the meanings set forth in the Indenture.

The Proposed Amendments and Waivers	We are seeking Consents to the Proposed Amendments to the Indenture in order to:

•	suspend our obligation to furnish to the SEC, the Trustee and Holders annual and quarterly reports and other information, documents and reports required to be filed with the SEC, other than Historical Reports (as defined below), until the Report Date (as defined below),

•	suspend our obligation to furnish compliance certificates required under Section 4.04(a) until the Report Date,

•	provide that our failure to furnish on or prior to June 30, 2005 our audited financial reports required to be filed with the SEC for any fiscal year ended on or prior to December 31, 2003 (the “Historical Reports”), shall be an event of default,

•	provide that our failure to furnish on or prior to December 31, 2005 our audited financial report required to be filed with the SEC for the fiscal year ending December 31, 2004 (the actual date of such filing shall be referred to herein as the “Report Date”), shall be an event of default,

•	amend the definition of “Refinancing Indebtedness” to provide that so long as indebtedness is designated by HEALTHSOUTH as “Refinancing Indebtedness” and the proceeds are not used for any purpose other than to refund, refinance, repurchase or extend existing indebtedness or pay down revolving Bank Debt, such debt shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied for the refunding, refinancing, repurchase or extension of other indebtedness,

•	permit us to borrow, repay and reborrow indebtedness consisting of Bank Debt provided that the outstanding aggregate principal amount of such Bank Debt may not at any time exceed $750 million,

•	amend the definition of “Attributable Indebtedness” to exclude a sale-leaseback transaction entered into by a joint venture company and involving our Digital Hospital, and

•	obtain waivers of all alleged and potential defaults under the Indenture.

Consent Fee

In the event that the Conditions described herein are satisfied, including our receipt of the Requisite Consents prior to the Expiration Date, we will pay to the Holders of Notes who delivered valid and unrevoked Consents prior to the Expiration Date a one-time cash payment equal to

$10 per $1,000 principal amount of Notes. See “The Consent Solicitation—Conditions to the Consent Solicitation.”

Requisite Consents	Adoption of the Proposed Amendments and Waivers requires the valid and unrevoked Consents of at least a majority in aggregate principal amount of outstanding Notes.

Record Date	5:00 p.m., New York City time, on March 15, 2004.

Expiration Date	The Consent Solicitation will expire at 11:59 p.m., New York City time, on April 13, 2004, unless we extend it.

Conditions to the Consent Solicitation

The Consent Solicitation is subject to various conditions, which we may assert or waive. These conditions include (1) receipt of the Requisite Consents, (2) execution by HEALTHSOUTH and the Trustee of a Supplemental Indenture and (3) receipt prior to the Expiration Date of valid and unrevoked consents from holders of our [            ]% Senior Notes due [            ]representing not less than a majority in aggregate principal amount outstanding thereunder. Following the receipt by the Trustee of evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture, we and the Trustee may, in our sole discretion, execute and deliver the Supplemental Indenture containing the Proposed Amendments. If the conditions are satisfied, the Supplemental Indenture will bind all Holders and their transferees, regardless of whether a Holder delivered its Consent. In addition, this Consent Solicitation is independent of each of the other consent solicitations for any other issue of our outstanding notes, other than the consent solicitation for our [            ]% Senior Notes due [            ]. This Consent Solicitation is conditioned upon the consummation of the consent solicitation for those [            ]% Senior Notes due [            ]. See “The Consent Solicitation—Conditions to the Consent Solicitation.”

How to Consent	See “The Consent Solicitation—How to Consent.”

Special Procedures for Beneficial Owners

If a Holder is a beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and such Holder wishes to consent to the Proposed Amendments, it should promptly contact the person in whose name the Notes are registered and instruct that person to execute and deliver a Consent Form on its behalf.

Revocation of Consent

A Consent may be revoked by the Holder granting such Consent if the Information Agent receives a properly completed and executed written notice of revocation before the Consent Date. A Consent becomes irrevocable upon the Consent Date, i.e., the date on which the Trustee under the Indenture receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture.

Consequences to Non-Consenting Holders

At such time as the Proposed Amendments become operative, all then current holders of Notes, including non-consenting Holders, and all subsequent holders, will be bound by the Proposed Amendments. Holders who do not timely Consent to the Proposed Amendments will not be eligible to receive the Consent Fee.

Solicitation Agent; Information Agent

Credit Suisse First Boston is the Solicitation Agent, and Innisfree M&A Incorporated is the Information Agent, for the Consent Solicitation. Holders can find the respective addresses and telephone numbers of the Solicitation Agent and the Information Agent set forth herein and on the back cover page of this Consent Solicitation Statement.

Tax Consequences to Holders

For a summary of certain U.S. federal income tax consequences to Holders upon the receipt of a Consent Fee and upon the adoption of the Proposed Amendments, see “Certain Federal Income Tax Consequences.”

Fees and Expenses	We will bear all expenses of the Consent Solicitation. As a result, Holders are not required to pay any fees or expenses to the Solicitation Agent or the Information Agent.

Termination	We reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date and for any reason or no reason.

Risks	Prior to delivering a Consent Form, you should carefully consider the Risks described under the captions “Litigation and Regulatory Developments” and “Risk Factors.”

DEVELOPMENTS AFFECTING HEALTHSOUTH

Announcement of Investigations into our Financial Reports

On September 19, 2002, we received a notice from the Division of Enforcement of the SEC stating that it was investigating possible violations by HEALTHSOUTH of the federal securities laws, focusing in part on accounting issues and trading in our stock. In February 2003, the SEC commenced a formal investigation of HEALTHSOUTH.

On February 6, 2003, we received a subpoena from the United States Attorney’s Office for the Northern District of Alabama seeking production of various documents in connection with an investigation relating to certain of our current and historical financial records and other materials.

On March 18, 2003, agents from the Federal Bureau of Investigation and the SEC served a search warrant at our headquarters and were provided access to a number of current and historical financial records and other materials. The agents simultaneously served an additional grand jury subpoena on us on behalf of the Department of Justice. Subpoenas were also served on some of our employees.

On March 19, 2003, the SEC announced that it had charged HEALTHSOUTH and then-Chairman and Chief Executive Officer Richard M. Scrushy with accounting fraud, alleging that HEALTHSOUTH overstated earnings by approximately $1.4 billion since 1999 in order to meet or exceed Wall Street expectations. The SEC separately ordered a two-day halt in trading of our securities.

HEALTHSOUTH’s Response, Business Plan and Financial Outlook

Despite the current challenges we face, we believe that our core business remains sound and that our business strategy will allow us to manage such challenges and maintain our position as the preferred provider in our lines of business and geographic markets. We believe that we have as our foundation a solid franchise in our core business lines with a geographic scope that is unlikely to be duplicated by competitors in the foreseeable future. Building on this foundation, we are implementing a business strategy focusing on addressing the operational, financial, legal and other challenges resulting from the events of March 2003, and positioning HEALTHSOUTH for a successful restructuring.

Maintaining high quality patient care.

Despite our comprehensive restructuring efforts, we remain primarily focused on providing high quality health care services in a cost-efficient manner. We seek to provide the outpatient and rehabilitative health care services needed within each local market by tailoring our services and facilities to that market’s needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting. We continue to use standardized clinical protocols based on “best practices” techniques for the treatment of our patients. We use these standardized clinical protocols at all of our facilities, promoting the delivery of high-quality care in a highly efficient, consistent and cost-effective manner. We believe that our network of approximately 1,700 facilities, our volume of daily interactions with patients across the country and our relationships with leading physicians and institutions are evidence of a quality practice of patient care not available through other health care providers. Despite our efforts to cut costs by streamlining our workforce, we have focused such efforts on non-clinical positions rather than those that directly administer our health care services.

Board changes and hiring of advisors.

On March 19, 2003, our Board of Directors placed then-Chairman and Chief Executive Officer Richard M. Scrushy and then-Chief Financial Officer William T. Owens on administrative leave. That same day, the Board elected Joel C. Gordon, a director of HEALTHSOUTH since 1996, as Acting Chairman of the Board and Robert P. May, a member of our Board since 2002, as Acting Chief Executive Officer.

Shortly thereafter, the outside directors on our Board unanimously declared Mr. Scrushy’s employment agreement null and void and removed him from his positions as Chairman of the Board and Chief Executive Officer. The action taken by the outside directors was effective as of March 19, 2003, the date on which the Board of Directors placed Mr. Scrushy on administrative leave.

Since March 19, 2003, seventeen of our former officers, including all five of our former chief financial officers, have agreed to plead guilty to federal charges. These individuals have pled guilty to a variety of charges, including securities fraud, accounting fraud, filing false tax returns, making a false statement to governmental authorities, falsifying books and accounts, wire fraud, conspiracy and falsely certifying financial information with the SEC.

By early April 2003, we took several important actions to stabilize HEALTHSOUTH’s business and operations, provide vital management assistance and coordinate our legal strategy, including:

•	We retained Alvarez & Marsal Inc., a leading turnaround advisory firm to help stabilize operations, address financial and liquidity concerns and help position us for a successful restructuring going forward;

•	We retained Skadden, Arps, Slate, Meagher & Flom LLP to serve as lead coordinating counsel on corporate and litigation matters;

•	Our Special Audit Review Committee retained a forensic review team from PricewaterhouseCoopers to fully review our previous financial reports; and

•	We established a Special Committee of our Board of Directors, consisting of all of our directors except Richard M. Scrushy, who has refused our Board of Directors’ request to resign as a director, and William T. Owens, who resigned from our Board on October 19, 2003.

We subsequently engaged (i) Credit Suisse First Boston to evaluate financial restructuring alternatives, (ii) Joele Frank, Wilkinson Brimmer Katcher to manage our public communications and (iii) Grant Thornton LLP to assist in the reconstruction of our financial accounts. The forensic review by PricewaterhouseCoopers is substantially completed and our Special Audit Review Committee is preparing a report regarding the forensic review.

Since the initial crisis, we have made numerous changes to our Board of Directors with the objective of creating a world-class Board that will offer strong leadership and a balanced range of experience to a new first-rate senior management team. On September 9, 2003, Lee S. Hillman was appointed to our Board of Directors. Mr. Hillman, President of Liberation Investment Advisory Group, now serves as Chairman of the Board’s Audit Committee, and as a member of the Compensation Committee. Mr. Hillman is the former Chairman of the Board and Chief Executive Officer of Bally Total Fitness Holding Corp. and former Executive Vice President and Chief Financial Officer of Bally Entertainment Corp.

The transition of our Board of Directors continued with our announcement on December 2, 2003 that we had adopted a transition plan pursuant to which five long-standing members of our Board of Directors would voluntarily leave the Board. In accordance with this plan, George H. Strong and Charles W. Newhall III voluntarily resigned from the Board on December 15, 2003, two additional long-standing directors will leave voluntarily not later than April 15, 2004 and one additional long-standing director will leave voluntarily not later than August 31, 2004. Three directors who joined our Board after August 2002 ? Jon F. Hanson, Robert P. May and Lee S. Hillman ? together with Joel C. Gordon, will remain on the Board in order to help ensure the continuity and stability of our current turnaround efforts. In addition, Messrs. Gordon and May agreed to continue as Acting Chairman and Acting Chief Executive Officer, respectively, until such time as the Special Committee believes the turnaround is largely accomplished and a permanent management team is in place.

The search for new directors began immediately with input from our stockholders. On January 31, 2004, Steven R. Berrard and Edward A. Blechschmidt were elected as new members of our Board of Directors. Mr.

Berrard is a former Vice Chairman, President and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., and Mr. Blechschmidt is a former Chairman and Chief Executive Officer of Gentiva Health Services and former Chief Financial Officer of Unisys Corp.

We have postponed our annual meeting of stockholders, which was originally scheduled for May 15, 2003, and we do not plan to hold an annual meeting of stockholders until our audited financial statements are available, which is not expected to occur until 2005.

Assembly of new management team.

In addition to the transition of our Board, we are also executing a management transition plan with the goal of recruiting a new senior management team of highly qualified professionals. Of our 98 corporate and operational officers as of January 1, 2003, less than half remain at HEALTHSOUTH. We have hired or promoted several people to fill vacancies and newly-created senior management positions.

Set forth below is a list of the individuals who have been hired or promoted to fill senior management positions since April 2003:

Position	Name	Prior Experience
Executive Vice President and Chief Compliance Officer	John Markus	Prior to joining HEALTHSOUTH in
January of 2004, Mr. Markus was Senior
Vice President of Corporate Compliance
for Fresenius Medical Care North
America. An attorney, Mr. Markus has
more than 10 years of experience in
corporate compliance, having also worked
with Oxford Health Plans and National
Health Laboratories, Inc.
Executive Vice President, General Counsel and Secretary	Gregory Doody	Mr. Doody is a former partner of Balch &
Bingham LLP, a regional law firm based
in Birmingham, Alabama. During his
tenure at Balch & Bingham, Mr. Doody’s
practice focused primarily in the areas of
securities, capital markets transactions,
mergers and acquisitions and financial
services regulation.
President—Diagnostic Division	Karen Davis	Ms. Davis has worked at
HEALTHSOUTH for nine years in a
variety of capacities. She has served as
Diagnostic Group Vice President for the
Eastern United States, CEO for
HEALTHSOUTH Metro West Hospital,
and as National Director for Clinical
Trials.
President—Outpatient Rehabilitation Division	Diane Munson	Prior to joining HEALTHSOUTH in
March of 2004, Ms. Munson was the Vice
President and General Manager for
Beverly Enterprises, Inc., a provider of
diagnostic imaging, physical therapy and
outpatient surgery.
Senior Vice President—Information Services	Randy Carpenter	Mr. Carpenter joined HEALTHSOUTH in October of 2000 as Vice President and Associate Chief Information Officer.

Position	Name	Prior Experience
Senior Vice President—Reimbursement	Robert Wisner	Prior to joining HEALTHSOUTH in
November of 2003, Mr. Wisner served as
Vice President of Integrated Health
Services, Inc., a Maryland-based post-
acute healthcare company. In that
position, Mr. Wisner was responsible for
all SNF and LTC Hospital reimbursement
functions and developed Medicare and
Medicaid reimbursement strategies.
Senior Vice President—Controller	John Quille	Prior to joining HEALTHSOUTH in
February of 2004, Mr. Quille, a Certified
Public Accountant, was Vice President –
Corporate Controller with United States
Cellular, Inc., one of the largest publicly-
traded wireless telecommunications
companies in the United States. In this
role, Mr. Quille directed financial
reporting for 143 companies, including 22
separately-audited partnerships.
Senior Vice President—Finance	Andy Hill	Prior to joining HEALTHSOUTH in February of 2004, Mr. Hill, a Certified Public Accountant, was Executive Vice President, Chief Financial Officer and Treasurer of Technisource, Inc.
Senior Vice President—Payor Strategies	Judy Dean	Ms. Dean has been with HEALTHSOUTH for 10 years and has held a variety of positions in the payor management area. Prior to joining HEALTHSOUTH, Ms. Dean was with HCA in Largo, Florida.
Senior Vice President—Internal Audit	Tom Damman	Prior to joining HEALTHSOUTH in
March of 2004, Mr Damman served as
President of The Cornerstone Group, an
advisory firm that focuses its efforts on
matters of corporate governance, internal
control and internal audit and regulator
compliance.
Divisional Controller—Inpatient	Kim Lewis	Ms. Lewis, a Certified Public Accountant, was corporate controller for ReLife Corporation prior to joining HEALTHSOUTH through acquisition in 1994.
Divisional Controller—Diagnostic	David Beauchaine	Prior to joining HEALTHSOUTH in
September of 2003, Mr. Beauchaine, a
Certified Public Accountant, served as
Chief Financial Officer of GuideStar
Health Systems from July 2002 until
August 2003 and as Chief Financial
Officer of International Pharmacy
Management/HealthExtras Rx from April
1996 until June 2002.
Divisional Controller—Surgery	Jane Pitts	Ms. Pitts, a Certified Public Accountant,
has held a variety of financial roles with
HEALTHSOUTH since joining
HEALTHSOUTH in 1994, working on
the HR/Payroll People Soft
implementation, acquisition integration,
and other special projects.
Divisional Controller—Outpatient	Nick Renda	Prior to joining HEALTHSOUTH in
September of 2003, Mr. Renda, a
Certified Public Accountant, served in a
variety of capacities within the healthcare
industry including CFO and State
Controller for U.S. Oncology and
Corporate Controller for HealthServices
Foundation.

We expect to hire the remaining senior management team, including a Chief Executive Officer and Chief Financial Officer by the end of the first half of 2004.

Providing full cooperation and disclosure to all governmental agencies.

We are the subject of a number of governmental investigations and lawsuits relating to our financial reporting and related activity as well as our participation in federal health care programs and our operation of an inpatient rehabilitation hospital in Saudi Arabia. See “Litigation and Regulatory Developments.” We have been fully cooperating in these investigations since they were initiated. We have produced hundreds of thousands of pages of documents in response to governmental requests, and we are continuing to provide information pursuant to and otherwise cooperate with these investigations.

Defense and settlement of various lawsuits brought against us.

HEALTHSOUTH and certain of its current and former directors and officers are defendants in numerous class action, derivative and individual lawsuits described in “Litigation and Regulatory Developments.” See “Litigation and Regulatory Developments—Litigation.”

Conserving and generating cash to improve our liquidity position.

Since April 2003, we have aggressively pursued cost reduction activities on non-patient care areas and eliminated approximately 330 non-clinical corporate positions, completed several non-core asset sales that have resulted in total sale proceeds of more than $265 million, completed 112 lease buyouts that have resulted in aggregate annual savings in lease obligations of more than $14 million, become more aggressive with respect to our receivables collection, tightened overall spending controls, curtailed non-critical capital expenditures and improved efficiency in our operations.

As of March 12, 2004, we had $637 million cash on hand (including $192 million of restricted cash). We have also paid all principal and interest required to be paid on our obligations, and we intend to continue to make all required interest payments.

Sales of non-core assets.

Since our crisis was disclosed in March 2003, we have sold certain non-core assets, resulting in gross proceeds in excess of $265 million from such sales. We plan to continue to streamline our operations through additional sales of non-core assets when and if our business strategy warrants such sales. The table below summarizes the categories of assets that we have sold the corresponding gross proceeds we have received from such sales.

Asset Sold	Gross Proceeds
HEALTHSOUTH Doctors’ Hospital	$120,082,195	[1]
HEALTHSOUTH Rehabilitation Hospital of Reno	$20,856,920
Surgical Hospital of Oklahoma	$16,000,000

Other facilities & properties	$55,433,971

Airplanes and vehicles	$24,995,484

Non-core investments	$27,424,164

Other miscellaneous assets	$420,660

Total Gross Proceeds:	$265,213,395

[1] Includes amounts held in escrow to support our obligations under the purchase agreement and other fees and expenses.

Restoring credibility with our patients, employees, partners, payors, vendors and others.

Over the years, we have striven to become the preferred provider in our lines of business and geographic markets. When our crisis was disclosed in March 2003, our credibility with our patients, employees, partners, payors, vendors and stakeholders was damaged. We have taken several steps to restore our credibility, including by:

•	creating a new corporate culture,

•	implementing “best practices” of corporate governance and corporate compliance,

•	maintaining open communications with our partners, payors and stakeholders, and

•	working with our vendors and third-party payors to improve and expand our relationships.

Creating a new corporate culture that recognizes employees as HEALTHSOUTH’s most important asset and reinforces ethical behavior at all levels.

We have been working diligently toward creating an organization which emphasizes employees as its most important asset and requires, recognizes and reinforces ethical behavior of its employees at all levels. In an effort to create such an organization, we have moved from a CEO-centric environment to one dependent upon the “Many Faces of HEALTHSOUTH.” We have also revamped security at our corporate office to more properly reflect what is appropriate in a business atmosphere, now provide financial visibility and accountability to all members of our various regional management teams and will soon provide such financial visibility and accountability to all facility management. Additionally, employee communications are much improved due to the use of our new hotline, letters, broadcasts and “brown-bag” lunches.

Adopting more stringent Corporate Governance Guidelines and implementing improved systems and internal controls.

Since April 2003, we have revised our Corporate Governance Guidelines and charters for three of the standing committees of our Board of Directors. Our revised guidelines and charters meet or exceed the requirements of the Sarbanes-Oxley Act of 2002 and, although we are not currently listed on the New York Stock Exchange, the recently revised listing standards of the New York Stock Exchange. Our revised guidelines and charters require three-quarters of the members of our Board of Directors to meet the criteria set forth in our new and “tighter” definition of “independent” director. Our new Corporate Governance Guidelines also created a new non-executive Chairman position, limit the number of terms any director may serve and impose limitations on the number of outside directorships our directors may hold. Additionally, non-management directors meet regularly, and all transactions with related parties must be approved in advance.

Since April 2003, our management and advisors determined that historically our financial systems and internal controls have been inadequate. Real-time operating statistics were generally unavailable. Our new management team is taking steps to address these deficiencies, including currently implementing more disciplined financial policies, procedures and controls that we believe will result in more efficient and accurate reporting of our financial and operating results and eliminate opportunities for any individual or group of individuals to make unilateral decisions. In addition, we have also implemented new accounting policies which conservatively capitalize assets and recognize revenues and reserves. In conjunction with the implementation of these new policies, we are also developing handbooks which will lead to more consistent application of accounting policies throughout HEALTHSOUTH.

We are also seeking to upgrade our information technologies and leverage these new technologies into tangible operating efficiencies, improved accounts receivable collection and cost-effective operations. By upgrading our information technology specifically as it relates to our billing systems, we will interface our billing directly to our general ledger and our clinical systems.

We are also strengthening our Corporate Compliance and Ethics Program, including by creating a strong independent internal audit function, engaging a third party to manage the compliance hotline to improve avenues for employees to raise compliance-related questions or concerns without fear of retaliation, and conducting a company-wide compliance risk assessment and process improvement program. An integral part of our Corporate Compliance and Ethics Program is the requirement that each of our employees sign a written acknowledgement that he or she read and understands our new compliance handbook and agrees to be bound by the Standards of Business Conduct contained in it.

Improving Operations.

Our new senior management team, with the assistance of our outside professionals, has made several operational improvements to our business. Reorganizing aspects of our business has provided us a better opportunity to place renewed focus on each aspect of our core lines of business. We have also reduced costs and overhead by eliminating approximately 330 non-clinical corporate positions.

In order to bring increased management focus to our diagnostic imaging business, we divided our Ambulatory Division into two divisions – Outpatient Rehabilitation and Diagnostics – and appointed Karen Davis as President of the newly created Diagnostic Division and Diane Munson as President of the newly created Outpatient Rehabilitation Division. In their new roles, Ms. Davis and her senior operations managers will focus solely on our diagnostic facilities and Ms. Munson and her senior operations managers will focus solely on our outpatient rehabilitation clinics and each will review each facility’s operating performance and strategic business plan.

Each of our four operating divisions is re-evaluating operating metrics and implementing standardized space and staffing models in order to adopt consistent performance metrics across each division and better align capacity with current patient volumes. This review process has led to the closure of approximately 125 outpatient rehabilitation clinics, 17 diagnostic centers, and 12 surgery facilities over the past year.

In September 2003, we selected MedAssets HSCA as our exclusive supply chain partner and group purchasing organization (GPO). MedAssets will provide us with a customized electronic catalog which will house more than 1,100 vendor supply contracts with our pre-approved, negotiated pricing. This catalog will also provide price audit capability and enhanced purchasing compliance reports to highlight contract compliance, physician preference products, and additional cost-saving opportunities.

In December 2003, we selected bConnected Software, Inc. to assist us with the integration of various independent reporting systems so we can improve access to real-time operational and financial data. The integration of these various systems will provide our field and corporate managers with more timely operational and financial information to improve decision-making.

Developing and implementing a financial restructuring plan.

The table below sets forth our actual debt capitalization as of March 16, 2004.

Description of Outstanding Indebtedness	Amount of Outstanding Indebtedness (Dollars in millions)
$1.25 billion Credit Agreement, dated as of June 14, 2002, with JPMorgan Chase Bank, as Administrative Agent:
• Revolving Line of Credit	$315
• Letters of Credit	59

	374
Senior Notes:
• 6.875% Senior Notes due 2005	245
• 7.375% Senior Notes due 2006	180
• 7.000% Senior Notes due 2008	250
• 8.500% Senior Notes due 2008	343
• 8.375% Senior Notes due 2011	348
• 7.625% Senior Notes due 2012	909

	2,275
Subordinated:
• 10.750% Senior Subordinated Notes due 2008	319
• Senior Subordinated Credit Agreement, dated as of January 16, 2004, with Credit Suisse First Boston, as Administrative Agent	355
• Greenery Rehabilitation Group Notes due 2015	13
• Greenery Rehabilitation Group Notes due 2011	6

	693

Total Debt	$3,342	[1]

[1]	Does not include approximately $129.4 million of outstanding indebtedness which is composed of capital leases, guarantees and noncompetition agreements.

Credit Agreement

Following the announcement of the governmental investigations in March 2003, the line of credit was frozen under our $1.25 billion Credit Agreement with JPMorgan Chase Bank, which serves as administrative agent, Wachovia Bank, N.A., UBS Warburg LLC, Deutsche Bank AG and Bank of America, N.A. On March 27, 2003, we received notice that our lenders had determined that the previously announced governmental investigations into our financial reporting and related activity constituted a material adverse effect under the terms of our Credit Agreement and, therefore, they asserted that we were in default under the Credit Agreement. As a result of that asserted default, our lenders instituted a payment blockage which, among other things, prohibited us from making the approximately $349.8 million payment of principal and interest to holders of our 3.25% Convertible Subordinated Debentures due on April 1, 2003.

On April 10, 2003, we executed a Forbearance Agreement with our lenders under the Credit Agreement through May 1, 2003. The Forbearance Agreement provided that the bank lending group would not exercise remedies arising from the asserted default under the Credit Agreement absent any future defaults under the Credit Agreement or the Forbearance Agreement.

When the Forbearance Agreement expired on May 1, 2003, we continued discussions with our lenders under the Credit Agreement and representatives of certain beneficial owners of each issue of our Notes. We also agreed to terminate the remaining available commitments under the Credit Agreement.

Although we remain current on all payment obligations thereunder, we are allegedly in default of various nonpayment provisions of our Credit Agreement. As part of our financial restructuring, to cure any alleged nonpayment defaults and to afford us greater flexibility, we are currently negotiating an amendment with the lenders under our Credit Agreement. We cannot provide any assurance, however, that we will be able to obtain such an amendment. See “Risk Factors—Risks Related to Our Financial Condition.”

Public Debt and New Senior Subordinated Financing

On August 12, 2003, we paid all interest required to be paid on our obligations under our outstanding public debt (as well as our outstanding interest obligations under our Credit Agreement discussed above). In connection therewith, the lenders under the Credit Agreement terminated the payment blockage. Since August 12, 2003, we have remained current on our interest obligations for our outstanding public debt.

On or about October 30, 2003, we received a notice alleging the existence of certain nonpayment defaults (including defaults on reporting and compliance-with-law covenants) from entities purporting to be the beneficial owners of a majority in principal amount of each issue of our Senior Notes and the Senior Subordinated Notes. The Senior Notes and the Senior Subordinated Notes provide for a cure period of 30 to 60 days after proper notice is given, following which the registered holders of the Senior Notes and the Senior Subordinated Notes could possibly have the right to accelerate payment of the outstanding principal amount of the Senior Notes and the Senior Subordinated Notes. See “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders.”

On January 16, 2004, we repaid our 3.25% Convertible Subordinated Debentures due April 1, 2003, from the net proceeds of a $355 million loan arranged by Credit Suisse First Boston. Prior to that time, the principal payment due on April 1, 2003 on the 3.25% Convertible Subordinated Debentures had not been made. The new senior subordinated term loan has an interest rate of 10.375% per annum, payable quarterly, with a 7-year maturity, callable after the third year with a premium. We also issued warrants to the lender to purchase 10 million shares of our common stock. Each warrant has a term of 10 years from the date of issuance and an exercise price of $6.50 per share. The indebtedness under this term loan is subordinate to the prior payment in full of all our senior indebtedness. With this refinancing, we became current on all of our outstanding principal and interest payments due under our various borrowing agreements.

Consent Solicitations

In addition to the Consent Solicitation, we are concurrently soliciting consents of holders of our other issues of Senior Notes and Senior Subordinated Notes to proposed amendments to, and waivers under, the indentures governing such notes (the “Additional Consent Solicitations”). Such proposed amendments and waivers, if approved by the requisite consents of holders, will have the same effect as the Proposed Amendments and Waivers with respect to such series of notes. The Consent Solicitation is independent of each of the Additional Consent Solicitations, other than the consent solicitation for our [            ]% Senior Notes due [            ]. The Consent Solicitation is conditioned upon the success of the consent solicitation for those[            ]% Senior Notes due [            ]. See “The Consent Solicitation – Conditions to the Consent Solicitation.” We are not seeking consents relating to our ability to incur indebtedness in certain of our indentures which do not contain restrictions relating thereto. The other issues of Senior Notes and Senior Subordinated Notes which are the subject of the Additional Consent Solicitations are set forth in the following table:

Principal Amount	Notes	CUSIP No.	Indenture dated as of
$245,000,000	6.875% Senior Notes due 2005	421924AJ0	June 22, 1998
$250,000,000	7.000% Senior Notes due 2008	421924AM3	June 22, 1998
$343,000,000	8.500% Senior Notes due 2008	421924AR2	February 1, 2001
$180,300,000	7.375% Senior Notes due 2006	421924AU5	September 28, 2001
$347,700,000	8.375% Senior Notes due 2011	421924AX9 421924AV3	September 28, 2001
$908,700,000	7.625% Senior Notes due 2012	421924AZ4 421924AY7	May 22, 2002
$319,260,000	10.750% Senior Subordinated Notes due 2008	421924AP6	September 25, 2000

For information on risks associated with the Additional Consent Solicitations, see “Risk Factors—Risks Related to Our Financial Condition” and “Risk Factors—Risks Related to the Consent Solicitation.”

Common	Stock Trading and Listing

On March 19, 2003, Standard & Poor’s announced that our common stock which was then listed on the NYSE under the symbol HRC was removed from the S&P 500 Index. The New York Stock Exchange suspended trading in our common stock on March 25, 2003 and shortly thereafter delisted our common stock from trading on the NYSE. Immediately following the delisting, our stock began trading in the over-the-counter “Pink Sheets” market under the symbol HLSH.

Forensic and accounting review.

On March 24, 2003, we announced that, in light of the SEC and Department of Justice investigations into our financial reporting and related activity, such financial statements should no longer be relied upon. In March 2003, we retained a forensic accounting team from PricewaterhouseCoopers to review our prior financial results. We also established a Special Audit Review Committee of our Board to oversee the forensic review and prepare a report thereon. In the course of reviewing historical financial statements and books and records of HEALTHSOUTH with the assistance of the forensic review team from PricewaterhouseCoopers, we:

•	have identified and implemented more appropriate accounting policies,

•	have identified shortfalls in information technology and financial systems and have begun implementing several enhancements to those systems,

•	have evaluated and reconciled fraudulent entries identified by PricewaterhouseCoopers,

•	have identified internal control deficiencies and have begun implementing controls to mitigate those deficiencies,

•	have begun to assess the potential impact of historical non-GAAP accounting, and

•	are in the process of reconstructing, with the assistance of Grant Thornton, our historical accounts.

As a result of these actions, at our January 20, 2004 meeting with stakeholders, we estimated that the cumulative effect of the accounting errors in HEALTHSOUTH’s prior financial statements, including fraudulent entries, acquisition accounting and non-GAAP accounting, was approximately $3.8 billion to $4.6 billion, subject to the final reconstruction of our accounting records and PricewaterhouseCoopers’ final audit.

The forensic review by PricewaterhouseCoopers is substantially complete, and our Special Audit Review Committee is preparing a report regarding the forensic review. We do not expect the accounting errors to have an impact on our earnings in future reporting periods. Our restated historical financial statements, however, will include adjustments to reflect the accounting errors.

Status of financial statements.

We have not filed any quarterly or annual reports with the SEC for periods after September 30, 2002, and we have previously cautioned that the financial information contained in previously filed reports should not be relied upon. Ernst & Young LLP was dismissed as our independent accountants and withdrew their audit reports on our previously filed financial statements. Accordingly, we currently do not have historical financial statements that can be relied upon, nor do we have any available Management’s Discussion and Analysis or trend data analyzing our financial position.

In May 2003, we engaged PricewaterhouseCoopers as our new independent accountants. In addition, we retained Grant Thornton LLP to assist in the reconstruction of our financial accounts. In connection with this reconstruction, more than 350 appraisals are in process and more than 800,000 accounts over a four-year period are being reviewed.

We do not expect to be in a position to file our restated historical financial statements for prior periods with the SEC until we have completed the reconstruction of our financial records and PricewaterhouseCoopers completes its audit. We currently estimate that such financial statements will not be completed until the first quarter of 2005. In addition, we may not be able to complete the preparation of our annual report for the year ending December 31, 2004 or our quarterly reports for the first two quarters of 2005 until the fourth quarter of 2005.

For more information regarding our financial statements, please see “Risk Factors—Risks Related to the Pending Governmental Investigations and Lawsuits and Ongoing Audits.”

2004 Budget

As a matter of course, HEALTHSOUTH does not make public forecasts or projections as to future performance or financial data. However, in light of the fact that we do not currently have financial statements that can be relied upon, we believe that providing our 2004 budget (the “Budget”) to our stakeholders may be the only means of sharing meaningful information regarding our operations with our stockholders, creditors, employees, physician partners and other stakeholders. In this regard, at a January 20, 2004 meeting with our stakeholders, we provided an update of the status of our operations and the Budget for our business which is set forth below.

CONSOLIDATED PLAN—2004 BUDGET1

2004 (in millions)	Net Revenue	EBITDA[1]	Capital Expenditures[2]
Inpatient	$2,060	$511	$40
Surgery	888	155	30
Outpatient	538	68	17
Diagnostic	260	38	16
Medical Centers	203	8	—
Corporate Overhead[3]	3	(116)	2
Contingency Reserve	—	(14)	20
TOTAL	$3,953	$650	$125

[1]	EBITDA is after divisional overhead and minority interests, but before restructuring charges of $93 million.
[2]	Capital expenditures reflect $80 million for maintenance and $45 million targeted for growth projects.
[3]	Does not include (a) one-time capital expenditure of $45 million during 2004 to restructure billing and accounting systems or (b) any expenditures relating to the Digital Hospital.

Classification of certain restructuring charges and expenses is not in accordance with GAAP. We are isolating these charges and expenses, which represent one-time charges and expenses, in connection with the

[1]	The Budget was prepared, on a “bottoms-up” basis, based upon numerous assumptions, including those set forth in Annex I, and involve a number of risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from the results contained in the Budget as a result of a variety of factors. You should not place undue reliance on the Budget. We expressly disclaim any duty to update the Budget or any other forward-looking statements. The Budget was not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants, and no independent auditors or other professionals have examined, or expressed any opinion on, the Budget. The Budget has been presented in a summary format, and Holders could reach a different conclusion about our projected financial results if complete financial statements were available. Further, the Budget includes certain financial measures, including “EBITDA” (earnings from continuing operations before interest expense, minority interest, income tax, depreciation and amortization), which are non-GAAP financial measures. We believe that EBITDA may be useful to stakeholders because it is commonly used as an analytical indicator within the healthcare industry to calculate facility performance, allocate resources and measure leverage capacity and debt service ability. We are disclosing this non-GAAP financial measure in order to provide transparency to Holders. EBITDA should not be considered as a measure of financial performance under GAAP. Because we are currently unable to prepare a projected balance sheet, reconciliation of non-GAAP measures with financial measures calculated in accordance with GAAP is not currently possible. In addition, classification of certain restructuring charges and expenses is not in accordance with GAAP. You must evaluate whether to participate in the Consent Solicitation without GAAP-compliant projections that have been reviewed by independent auditors.

restructuring and crisis period. Our actual financial reporting in future periods WILL include these costs in normal operating results.

For more information regarding the Budget and the risks associated therewith, please see “Risk Factors—Risks Related to Our Business—We may not achieve the results set forth in the Budget.”

THE PROPOSED AMENDMENTS AND WAIVERS

The summaries of provisions of the Proposed Amendments to the Indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Supplemental Indenture. Copies of the Indenture are available from the Information Agent upon request. Capitalized terms used in this section “The Proposed Amendments and Waivers” without definition shall have the meanings set forth in the Indenture.

Approval of the Proposed Amendments requires the receipt of Consents to the Proposed Amendments from Holders of not less than a majority in aggregate principal amount of Notes. The Proposed Amendments would make the modifications described below to the restrictive covenants contained in the Indenture relating to our financial reporting obligations, our obligations to furnish compliance certificates to our Trustee, certain definitions contained in the Indenture and our ability to incur (1) refinancing indebtedness in anticipation of the repayment or repurchase of existing indebtedness with the proceeds thereof and (2) Bank Debt in an aggregate principal amount at any time outstanding not to exceed $750 million. The proposed Waivers would waive all alleged and potential defaults and events of default under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments, including, without limitation, the alleged and potential defaults described herein. Consents to the Proposed Amendments are deemed Consents to the proposed Waivers. The Proposed Amendments and Waivers constitute a single proposal and a consenting Holder must consent to the Proposed Amendments and Waivers as an entirety and may not consent selectively with respect to certain of the Proposed Amendments or Waivers.

Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate or maturity date or redemption provisions of the Notes.

The Proposed Amendments and Waivers would apply to the Indenture dated as of [            ] between HEALTHSOUTH Corporation and [            ], relating to the [            ]% Senior Notes due [            ]and the[            ]% Senior Notes due [            ] (the “Indenture”). The trustee under the Indenture is referred to herein as the “Trustee.”

The Proposed Amendments will be effected through a supplement to the Indenture (the “Supplemental Indenture”) to be executed by us and the Trustee upon obtaining the Requisite Consents and receipt from Holders prior to the Expiration Date of valid and unrevoked consents representing not less than a majority in aggregate principal amount of our outstanding [            ]% Senior Notes due [            ]. Accordingly, pursuant to the Consent Solicitation, if the Requisite Consents are delivered and not revoked and the other Conditions to the effectiveness of the Proposed Amendments are satisfied or waived by us, the Indenture will be amended as described herein. Thereafter, the Proposed Amendments and Waivers will bind all Holders and any transferees, including Holders that do not Consent to the Proposed Amendments.

Subsequent to the Consent Date (i.e., the date on which the Trustee under the Indenture receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture), Consents will no longer be revocable, and HEALTHSOUTH and the Trustee intend to execute a Supplemental Indenture to the Indenture embodying the Proposed Amendments, subject to satisfaction or waiver of the other Conditions described herein. See “The Consent Solicitation—Conditions to the Consent Solicitation.” By executing the Supplemental Indenture, we will irrevocably agree to pay the Consent Fee to all Holders who have delivered (and not revoked prior to the Consent Date) their Consents in accordance with the procedures of the Consent Solicitation on or prior to the Expiration Date. Non-consenting Holders, however, will not be entitled to receive the Consent Fee. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date.

The Proposed Amendments

Reporting

The Indenture requires us, so long as the Notes are outstanding, to furnish to the SEC, the Trustee and holders of the Notes certain periodic reports, even if such reports are not otherwise required by law. We have not filed our quarterly and annual reports with the SEC for periods after September 30, 2002, and we have previously cautioned that the financial information contained in our previously filed reports should not be relied upon. As described herein, we are currently reconstructing our financial records for prior periods and, therefore, we cannot currently furnish such reports.

The Proposed Amendments suspend our obligation under the Indenture to furnish to the SEC, the Trustee and holders of Notes annual and quarterly reports and other information, documents and reports required to be furnished to the SEC under the Exchange Act, other than Historical Reports (as defined herein), until the Report Date, which is the date on which we actually file our Annual Report on Form 10-K for the fiscal year ending December 31, 2004. However, the Proposed Amendments also provide that our failure to furnish the Historical Reports, prior to June 30, 2005, and our audited financial report required to be filed with the SEC for the fiscal year ending December 31, 2004, prior to December 31, 2005, shall each constitute an Event of Default under the Indenture.

Compliance Certificates

The Indenture requires us, so long as the Notes are outstanding, to furnish to the Trustee within 90 days after the end of each fiscal year an Officer’s Certificate stating whether to the best of such officer’s knowledge any Default or Event of Default has occurred, listing all Restricted Payments for such year, and if a Default or Event of Default has occurred, describing such Defaults or Event of Defaults and what action HEALTHSOUTH is taking with respect thereto. As described herein, we are currently reconstructing our financial records and, therefore, we cannot currently furnish such reports.

The Proposed Amendments suspend our obligation to furnish to the Trustee the compliance certificate required under Section 4.04(a) until the Report Date.

Amendment to the Definition of Refinancing Indebtedness

The Proposed Amendments would modify the definition of “Refinancing Indebtedness,” one of the specified exceptions of Section 4.11(b) of the Indenture, to provide that so long as such debt is designated by HEALTHSOUTH as “Refinancing Indebtedness” and the proceeds are not used for any purpose other than to repay, refinance or repurchase existing indebtedness or pay down revolving Bank Debt, such debt shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied for the refunding, refinancing, repurchase or extension of other indebtedness.

Exception for Bank Debt

The Proposed Amendments would also add a new exception under Section 4.11(b) of the Indenture to permit HEALTHSOUTH to incur, repay and reborrow Indebtedness consisting of Bank Debt provided that the aggregate principal amount of such Bank Debt may not at any time outstanding exceed $750 million. For purposes of the Indenture, Bank Debt means “all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the Credit Agreements, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund, supplement, refinance or replace, in whole or in part, such Bank Debt, including any interest and premium on any such Indebtedness.”

We currently have $374 million of Bank Debt outstanding (including $59 million of letter of credit support). This amendment would allow us to repay all or a portion of Bank Debt with available cash and reborrow amounts up to an aggregate of $750 million thereafter.

Amendment to the Definition of Attributable Indebtedness

The Proposed Amendments would modify the definition of “Attributable Indebtedness” to exclude a sale-leaseback transaction entered into by a joint venture company and involving our Digital Hospital, which is our planned 219-bed acute care hospital located in Birmingham, Alabama.

This amendment will allow a joint venture holding our Digital Hospital to engage in sale-leaseback transactions that are not recourse to HEALTHSOUTH or any Subsidiary other than the joint venture, without giving effect to the debt restrictions contained in the Indenture.

In addition to the Consent Solicitation, we are concurrently soliciting consents of holders of our other issues of Senior Notes and Senior Subordinated Notes to proposed amendments to, and waivers under, the indentures governing such notes that are substantially similar to the Proposed Amendments and Waivers, to the extent applicable. This Consent Solicitation is independent of each of the other consent solicitations for any other issue of our outstanding notes, other than the consent solicitation for our [            ]% Senior Notes due [            ]. This Consent Solicitation is conditioned upon the success of the consent solicitation for those [            ]% Senior Notes due [            ].

The remaining sections of the Indenture will remain unaffected by the Proposed Amendments. A copy of the Supplemental Indenture is attached hereto as Exhibit A. Copies of the Indenture are available from the Information Agent upon request.

The Proposed Waivers

The Consent Form provides for the Waiver of all alleged and potential defaults and events of default under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments (the “Waived Defaults”). By executing a Consent Form, Holders of Notes waive any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such alleged and potential defaults occurring on or prior to the effectiveness of the Proposed Amendments. Waived Defaults would include, but are not limited to:

•	Section 4.02 Reports;
•	Section 4.04 Compliance Certificate; Notice of Default; Tax Information;
•	Section 4.08 Compliance with Laws;
•	Section 4.10 Limitation on Restricted Payments;
•	Section 4.11 Limitation on Additional Indebtedness and Subsidiary Preferred Stock;
•	Section 4.12 Limitation on Asset Sales; and
•	Section 6.01 Events of Default.

The Indenture provides that defaults may be waived by Holders of not less than a majority in aggregate principal amount of the outstanding Notes. If the Requisite Consents are obtained, the Waived Defaults, if any, will cease to exist, and any alleged and potential default or event of default under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments will be deemed to have been cured for all purposes of the Indenture.

THE CONSENT SOLICITATION

General

We are seeking Consents to the Proposed Amendments from Holders of at least a majority in principal amount of the outstanding Notes. See “The Proposed Amendments and Waivers.”

Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

The Proposed Amendments will become effective with respect to the Notes only upon satisfaction, or waiver by HEALTHSOUTH, of the Conditions. See “— Conditions to the Consent Solicitation,” below.

We will be deemed to have accepted the Consents with respect to the Notes if, as and when we execute a Supplemental Indenture. Thereafter, the Proposed Amendments will bind all Holders and their transferees, whether or not such Holders have consented to the Proposed Amendments.

If the Requisite Consents are received, and the other Conditions are satisfied or waived, we will pay (directly or through an agent) to each Holder who consents by delivering a properly executed and completed Consent Form to the Information Agent on or prior to the Expiration Date, and does not revoke such Consent, the Consent Fee as promptly as practicable after such satisfaction or waiver of the other Conditions.

Failure to deliver a Consent Form will have the same effect as if a Holder had voted “Against” the Proposed Amendments. We will provide notice to Holders of execution of a Supplemental Indenture and of the satisfaction or waiver of the other Conditions.

The delivery of a Consent Form will not affect a Holder’s right to sell or transfer the Notes. If a Holder delivers a Consent and subsequently transfers its Notes prior to the Expiration Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made pursuant to the instructions contained in the Consent to the Holder who executes and delivers the Consent, unless the Consent with respect to such Notes has been validly revoked at any time prior to the Consent Date.

Beneficial owners of Notes who wish to provide a Consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute and deliver promptly a Consent Form on behalf of the beneficial owner on or prior to the Expiration Date.

Consent Fee

In the event that the Conditions described below, including our receipt of the Requisite Consents prior to the Expiration Date which have not been duly revoked, are satisfied or waived, we will pay a Consent Fee to each Holder who delivers a valid Consent to the Proposed Amendments that is not revoked prior to the Expiration Date. The Consent Fee will be a cash payment of $10 per $1,000 principal amount of Notes as to which such valid and unrevoked Consents are delivered. All other Holders will not be entitled to receive any Consent Fee, but will be bound by the Proposed Amendments. Payment of the Consent Fee will be made promptly after the satisfaction or waiver of the Conditions.

For a discussion of the material United States federal tax consequences that may result from the Consent Solicitation, see “Certain Federal Income Tax Consequences.”

Record Date

The Record Date for the determination of Holders entitled to give Consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on March 15, 2004. We reserve the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

Our obligation to accept valid and unrevoked Consents in respect of the Notes and to pay the Consent Fee in respect of such Consents is conditioned upon satisfaction, or waiver by HEALTHSOUTH, of the following conditions: (1) receipt of the Requisite Consents prior to the Expiration Date, (2) the execution by HEALTHSOUTH and the Trustee of a Supplemental Indenture embodying the Proposed Amendments, (3) receipt prior to the Expiration Date of valid and unrevoked consents from holders of our [            ]% Senior Notes due [            ]representing not less than a majority in aggregate principal amount outstanding and (4) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Fee or that would question the legality or validity thereof (collectively, the “Conditions”).

If the conditions specified in the preceding sentence are not satisfied or waived (to the extent permitted by applicable law) on or prior to the Expiration Date, or such later date as we may specify, we may, in our sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consents received will be voided and no Consent Fee will be paid to any Holders. The condition specified in clause (4) above is for the benefit of HEALTHSOUTH and may be waived or extended in our sole discretion.

Expiration Date; Extensions; Amendments

The Expiration Date for the Consent Solicitation is 11:59 p.m., New York City time, on April 13, 2004, unless we, in our sole discretion, extend the period during which the Consent Solicitation is open, in which case the term “Expiration Date” means the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, we will notify the Information Agent in writing or orally of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof as promptly as practicable thereafter. We may extend the Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

If the Consent Solicitation is amended or modified in a manner that we determine to constitute a material change to the Holders, we will promptly disclose such amendment or modification in a manner we deem to be appropriate and may, if we deem it appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit the Holders to deliver and/or revoke their Consents.

Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we make a material change to the terms of the Consent Solicitation, we will promptly disclose such change in a manner reasonably calculated to inform the holders of such change and extend the Consent Solicitation to the extent required under the federal securities laws.

Consent Procedures

This Consent Solicitation Statement and the Consent Form are being sent to all Holders. Only Holders (or their duly designated proxies, as described below) may execute and deliver a Consent Form. A beneficial owner of Notes who is not the Holder of such Notes (e.g., a beneficial owner whose Notes are recorded in the name of a nominee such as a brokerage firm) and who wants to consent to the Proposed Amendments and receive the Consent Fee must either (1) arrange for the Holder to execute the Consent and deliver it to the Information Agent on such beneficial owner’s behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Information Agent the Consent with respect to the Notes on behalf of such Holder.

We anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants (i.e., brokers, banks and other financial institutions that participate through DTC or its nominee), beneficially holding such Notes, which will authorize each such DTC Participant to consent to the Proposed Amendments with respect to the principal amount of Notes shown as beneficially owned by such DTC Participant on the books of DTC on the Record Date. For purposes of this Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. Any Notes not held by DTC or a DTC Participant must be executed in the name of the Holder.

Any beneficial owner of Notes held of record on the Record Date by DTC or its nominee, through authority granted by DTC, may direct the DTC Participant through which such beneficial owner’s Notes are held in DTC on the Record Date to execute, on such beneficial owner’s behalf, or may obtain a proxy from such DTC Participant and execute directly as if such beneficial owner were a Holder, the Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution.

How to Consent

All Consent Forms that are properly executed and delivered to the Information Agent prior to the Expiration Date and not validly revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Amendments should so indicate by marking the appropriate box and signing and dating the accompanying Consent Form included herewith and delivering it to the Information Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If none of the boxes in the Consent Form are checked, but the Consent Form is otherwise completed and properly executed, the Holder will be deemed to have consented to the Proposed Amendments. Signatures must be guaranteed in accordance with instruction 5 of the Consent Form unless the Consent is given by or for the account of an Eligible Institution (as defined in the Consent Form).

The Consent Form must be executed in exactly the same manner as the name of the Holder. An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by HEALTHSOUTH, must submit proper evidence satisfactory to HEALTHSOUTH of such person’s authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to HEALTHSOUTH to execute the Consent Form with respect to the applicable Notes on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

If a Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes. The Holder will receive the Consent Fee for only that portion of such Notes to which the Consent relates.

A HOLDER MUST COMPLETE, SIGN AND DATE THE CONSENT FORM (OR PHOTOCOPY THEREOF) RELATING TO SUCH HOLDER’S NOTES AND DELIVER SUCH CONSENT FORM TO THE INFORMATION AGENT BY MAIL, FIRST-CLASS POSTAGE PREPAID, HAND DELIVERY, OVERNIGHT COURIER OR FACSIMILE TRANSMISSION (WITH AN ORIGINAL TO BE DELIVERED SUBSEQUENTLY) AT THE ADDRESS OR FACSIMILE NUMBER OF THE INFORMATION AGENT SET FORTH HEREIN AND ON THE BACK COVER PAGE HEREOF. DELIVERY OF CONSENT FORMS SHOULD BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE CONSENT FORM IS RECEIVED PRIOR TO THE EXPIRATION DATE (AND, IN THE CASE OF FACSIMILE TRANSMISSION, THAT THE ORIGINAL CONSENT FORM IS RECEIVED BY THE INFORMATION AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY FOLLOWING THE EXPIRATION DATE). UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO HEALTHSOUTH, THE TRUSTEE, THE INFORMATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE SOLICITATION AGENT OR THE TRUSTEE.

We reserve the right to accept Consent Forms delivered by any other reasonable means or in any form that reasonably evidences the giving of Consent.

We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents, and our determinations will be binding. We reserve the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities in connection with deliveries which we may require to be cured within such time as we determine. None of HEALTHSOUTH, the Trustee, the Information Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Our interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

Each properly completed and executed Consent Form will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

Prior to the Consent Date, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). The “Consent Date” is the date on which the Trustee under the Indenture governing the Notes receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture.

A Holder desiring to revoke a Consent must, on or prior to the Consent Date, deliver to the Information Agent at the address or facsimile number set forth herein and on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to HEALTHSOUTH. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. Only a Holder is entitled to revoke a Consent previously given by such Holder. A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Information Agent on such beneficial owner’s behalf, or to such beneficial owner for forwarding to the Information Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Consent Date may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Consent Date, we intend to consult with the Information Agent and the Solicitation Agent to determine whether the Information Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and we will determine all questions as to the validity (including time of receipt) of any revocation in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of HEALTHSOUTH, the Trustee, the Information Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent

We have retained Credit Suisse First Boston as solicitation agent (the “Solicitation Agent”) with respect to the Consent Solicitation. The Solicitation Agent will solicit Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. We have agreed to indemnify the Solicitation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth herein and on the back cover of this Consent Solicitation Statement.

Information Agent

We have retained Innisfree M&A Incorporated to act as information agent (the “Information Agent”) to provide information and services to Holders in connection with the Consent Solicitation and as tabulation agent to receive, tabulate and verify Consents. For such services, we have agreed to pay reasonable and customary fees and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection with such services. We have agreed to indemnify the Information Agent against certain liabilities and expenses in connection with the Consent Solicitation.

Requests for assistance in completing and delivering the Consent Form or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents, including the Indenture, should be directed to the Information Agent at its address and telephone number set forth herein and on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. THE EXECUTED CONSENT FORM AND ANY OTHER DOCUMENTS REQUIRED BY THE CONSENT FORM SHOULD BE SENT TO THE INFORMATION AGENT AT THE ADDRESS SET FORTH IN THE CONSENT FORM, AND NOT TO HEALTHSOUTH, THE SOLICITATION AGENT OR THE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE SOLICITATION AGENT OR THE TRUSTEE. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO HEALTHSOUTH, THE SOLICITATION AGENT, THE TRUSTEE OR THE INFORMATION AGENT.

Fees and Expenses

We will bear the costs of the Consent Solicitation. We will reimburse the Trustee for expenses that the Trustee incurs in connection with the Consent Solicitation. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., foreign persons, financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code. Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee.

Although there is no authority directly on point, we believe that the adoption of the Proposed Amendments and the receipt by Holders of the Consent Fee should not result in a deemed exchange of the Notes for U.S. federal income tax purposes. Accordingly, we believe that the adoption of the Proposed Amendments and payment of the Consent Fees should have no U.S. federal income tax consequences to Holders except that, with respect to Holders who receive the Consent Fee, the Consent Fee should be taxable as ordinary income at the time that it accrues or is received, in accordance with the Consenting Holder’s method of accounting.

A Holder may be subject to backup withholding of a portion of any Consent Fee paid to the Holder unless such Holder (1) is a corporation or comes within certain other exempt categories or (2) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

LITIGATION AND REGULATORY DEVELOPMENTS

Litigation

Set forth below is a summary of certain governmental investigations and lawsuits, as well as a number of class action, derivative and individual lawsuits that have been filed against us, and some of our past and present officers and directors, relating to, among other things, allegations of violations by HEALTHSOUTH of securities laws and federal health care programs.

Investigations by the SEC, the Department of Justice, and other governmental authorities

In September 2002, the SEC informed us that it was conducting an investigation into trading in HEALTHSOUTH common stock prior to an August 27, 2002 press release concerning our expected earnings. On February 6, 2003, we announced that the United States Attorney for the Northern District of Alabama served us with a subpoena. On March 18, 2003, FBI agents executed search warrants at our headquarters and served grand jury subpoenas on HEALTHSOUTH and some of our employees.

On March 19, 2003, the SEC filed a complaint against HEALTHSOUTH and our former Chairman and Chief Executive Officer Richard M. Scrushy. The complaint alleged that Mr. Scrushy instructed HEALTHSOUTH’s senior officers and accounting personnel to materially inflate HEALTHSOUTH’s earnings to match Wall Street analysts’ expectations. The complaint also alleged that senior officers and other members of a self-described “family” discussed how our earnings could be inflated. In an order entered May 7, 2003, Judge Inge Johnson of the United States District Court for the Northern District of Alabama stayed civil proceedings by the SEC pending the resolution of any criminal charges against Mr. Scrushy or notification that Mr. Scrushy would not be criminally charged.

Since March 19, 2003, seventeen of our former officers, including all five of our former chief financial officers, have agreed to plead guilty to federal charges. These individuals pled guilty to a variety of charges, including securities fraud, accounting fraud, filing false tax returns, making a false statement to governmental authorities, falsifying books and accounts, wire fraud, conspiracy and falsely certifying financial information with the SEC.

On or about October 29, 2003, a federal grand jury indicted Mr. Scrushy, on 85 counts of conspiracy, mail fraud, wire fraud, securities fraud, making false statements, making a false certification of a financial statement, money laundering, forfeiture, and aiding and abetting.

Securities Litigation

In 1998, seven lawsuits were filed against us and some of our current and former officers and directors in the United States District Court for the Northern District of Alabama. These lawsuits, which were filed beginning September 30, 1998, purport to be class actions under the federal and Alabama securities laws. In January 1999, those suits were ordered to be consolidated under the caption In re HEALTHSOUTH Corporation Securities Litigation, Master File No. CV98-O-2634-S. On April 12, 1999, the plaintiffs filed a consolidated amended complaint alleging that, during the period from April 24, 1997 through September 30, 1998, we misrepresented or failed to disclose certain material facts concerning our business and financial condition and the impact of the Balanced Budget Act of 1997 on our operations in order to artificially inflate the price of our common stock and issued or sold shares of such stock during the purported class period, all allegedly in violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Some of the named plaintiffs in the 1999 consolidated amended complaint also purport to represent separate subclasses consisting of former stockholders of Horizon/CMS Healthcare Corporation and National Surgery Centers, Inc. who received shares of HEALTHSOUTH common stock in connection with its acquisition of those entities and assert additional claims under Section 11 of the Securities Act with respect to the registration of securities issued in those acquisitions.

Beginning August 28, 2002, approximately 18 lawsuits were filed against us and some of our current and former officers and directors in the United States District Court for the Northern District of Alabama, purporting to be class actions under the federal securities laws. These lawsuits were filed after an August 27, 2002 press release concerning our assessment of the impact on our business of changes in Medicare reimbursement policy for outpatient physical therapy and occupational therapy. Those suits were consolidated for administrative purposes under the caption In re HEALTHSOUTH Corporation 2002 Securities Litigation, Consolidated File No. CV-02-BE-2105-S. In general, the complaints filed in 2002 alleged that, during the period from January 14, 2002 through August 27, 2002, we misrepresented or failed to disclose certain material facts concerning our business and financial condition and the impact of the changes in Medicare reimbursement for outpatient therapy services on our operations in order to artificially inflate the price of our common stock, and that some of the individual defendants sold shares of such stock during the purported class period, all allegedly in violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

Beginning March 21, 2003, at least 11 lawsuits were filed against us and some of our current and former employees, officers, and directors in the United States District Court for the Northern District of Alabama, generally purporting to be class actions under the federal securities laws on behalf of those who purchased our common stock and other securities during a period beginning February 25, 1998 and ending March 19, 2003. These lawsuits were filed after public announcements on March 19, 2003 that the SEC had filed a lawsuit against us and Mr. Scrushy and that our former Chief Financial Officer, Weston L. Smith, had agreed to plead guilty to charges of conspiracy to commit wire fraud and securities fraud, knowing certification of a false financial report, willful and knowing filing of false reports, and criminal forfeiture. The lawsuits alleged that Mr. Scrushy instructed our senior officers and accounting personnel to materially inflate our earnings to match Wall Street analysts’ expectations. The complaints alleged that senior officers and other members of a self-described “family” held meetings to discuss means by which our earnings could be inflated, and that some of the individual defendants sold shares of our common stock during the purported class period, all allegedly in violation of Section 10(b) of the Exchange Act and Rule 10b-5.

Some of the named plaintiffs in the complaints filed in 2003 purport to represent persons who acquired our debt securities and assert additional claims under Sections 11 and 12(a)(2) of the Securities Act with respect to the registration of those securities. The named plaintiffs in two of the complaints filed in 2003 purport to represent former stockholders of National Surgery Centers, Inc. and The Company Doctor who received shares of our common stock in connection with our acquisition of those entities and assert additional claims under Section 11 of the Securities Act with respect to the registration of securities issued in those acquisitions.

The actions filed in 1998, 2002, and 2003 have all been consolidated under the caption In re HEALTHSOUTH Corp. Securities Litigation, CV-03-BE-1500-S (the “Consolidated Securities Action”). The Consolidated Securities Action has been divided into two sub-classes. Claims based on purchases of our common stock have been grouped within the caption In re HEALTHSOUTH Stockholder Litigation, Consol. C.A. No. CV-03-BE-1501-S (the “Stockholder Securities Action”). Two complaints filed in 2003 based on purchases of our debt securities have been grouped within the caption In re HEALTHSOUTH Bondholder Litigation, Consol. Case No. CV-03-BE-1502-S (the “Bondholder Securities Action”).

In re HEALTHSOUTH Stockholder Litigation has been further divided. Claims based on purchases of our common stock in the open market are simply referred to by the caption, In re HEALTHSOUTH Stockholder Litigation. Claims based on the receipt of our common stock in mergers have been consolidated together as HEALTHSOUTH Merger Cases, Consolidated Case No. CV-98-2777-S. Although plaintiffs in the HEALTHSOUTH Merger Cases are to have separate counsel who will file separate claims on behalf of them in In re HEALTHSOUTH Stockholder Litigation, the HEALTHSOUTH Merger Cases are otherwise consolidated with the Stockholder Securities Action for all purposes. The HEALTHSOUTH Merger Cases comprise a complaint filed in 1998 and severed from the general stockholder class, purportedly on behalf of former stockholders of Horizon/CMS Healthcare Corporation and National Surgery Centers, Inc., and two complaints filed in 2003, purportedly on behalf of former stockholders of National Surgery Centers, Inc. and The Company Doctor.

On January 8, 2004, the plaintiffs in the Consolidated Securities Action, the Stockholder Securities Action, and the Bondholder Securities Action filed a consolidated class action complaint. The complaint names as defendants HEALTHSOUTH, more than 30 of our current and former employees, officers and directors, the underwriters of our debt securities and our former auditor. The complaint combines allegations from complaints filed in 1998, 2002, and 2003, and asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act, and claims under Sections 10(b), 14(a), 20(a) and 20A of the Exchange Act.

Derivative Litigation

In 1998, a suit styled Dennis Family Trust v. Richard M. Scrushy, et al., Civil Action No. 98-06592, was filed in the Circuit Court for Jefferson County, Alabama, purportedly as a derivative action on behalf of HEALTHSOUTH. That suit tracked the allegations originally set forth in the individual federal securities complaints filed in 1998 and alleged that certain of our current and former directors and officers breached their fiduciary duties to HEALTHSOUTH and engaged in other allegedly tortious conduct. The Dennis Family Trust case is currently on the court’s administrative docket and is not being prosecuted at this time.

Beginning August 28, 2002, HEALTHSOUTH and some of our current and former officers and directors were served with a number of lawsuits purporting to be derivative actions on behalf of HEALTHSOUTH. Four such lawsuits were filed in the Circuit Court of Jefferson County, Alabama, two such lawsuits were filed in the Delaware Court of Chancery, and one such lawsuit was filed in the United States District Court for the Northern District of Alabama. While the specific allegations vary, in general the complaints filed up to and including January 30, 2003 involve the same allegations raised in the federal cases filed in 2002, and allege that certain of our directors and officers breached their fiduciary duties to HEALTHSOUTH and engaged in other allegedly tortious conduct in connection with dealings between HEALTHSOUTH and other companies. After March 19, 2003, many of the complaints were amended to include allegations similar to those raised by the SEC’s civil complaint.

On April 18, 2003, an additional complaint was filed in the U.S. District Court for the Northern District of Alabama, purportedly on behalf of HEALTHSOUTH, naming HEALTHSOUTH as the only defendant and seeking an order allowing the plaintiff to file tax refund requests on HEALTHSOUTH’s behalf. The court granted HEALTHSOUTH’s motion to dismiss, without prejudice to the plaintiff’s ability to file a new complaint. The plaintiff has since made a demand on HEALTHSOUTH to file tax refund requests, and has been informed that we intend to file any appropriate applications for tax refunds within the applicable time periods, consistent with the advice of our tax counsel. On or about March 2, 2004, the plaintiff filed another complaint against HEALTHSOUTH and certain of our current and former officers and directors seeking authority to file income tax refund requests on behalf of HEALTHSOUTH.

All derivative complaints filed in the Circuit Court of Jefferson County, Alabama since 2002 have been consolidated and abated in favor of the first-filed action, Tucker v. Scrushy, No. CV 02 5212. The first two derivative complaints filed in the Delaware Court of Chancery were consolidated under the caption In re HEALTHSOUTH Corp. Shareholders Litigation, Consol. C.A. No. 19896. With the exception of the dismissed action, all derivative complaints filed in the United States Court for the Northern District of Alabama have been consolidated under the caption In re HEALTHSOUTH Corp. Derivative Litigation, CV-02-BE-2565. The court has stayed further action in In re HEALTHSOUTH Corp. Derivative Litigation in deference to other litigation pending in state courts in Alabama and Delaware.

On September 3, 2003, an additional lawsuit purporting to be a derivative action was filed in the Delaware Court of Chancery. On September 8, 2003, the plaintiff voluntarily withdrew its complaint but filed a new complaint adding putative class claims and seeking an order compelling us to hold an annual election. The complaint in this suit, Teachers Retirement Sys. of Louisiana v. Scrushy, C.A. No. 20529, contains allegations similar to those made in the Tucker action filed in Alabama state court. On December 2, 2003, we announced a settlement of the plaintiff’s claims seeking an annual election. The Court of Chancery has stayed the remaining claims in favor of earlier-filed litigation in Alabama.

Individual Litigation

HEALTHSOUTH has been named as a defendant in two lawsuits brought by individuals in the Circuit Court of Jefferson County, Alabama, Nichols v. HEALTHSOUTH Corp., 03-2023, and Hilsman v. Ernst & Young, 03-7790. The complaints allege individual claims including state law fraud and negligence against

HEALTHSOUTH, some of our former officers, and our former auditor. Another individual action brought in the Circuit Court of Montgomery County, Alabama, Warren v. HEALTHSOUTH Corp., 03-5967, has been transferred to Jefferson County. These actions have been consolidated with the Tucker action for discovery and other pretrial purposes.

Litigation Against Certain Bondholders

On March 11, 2004, we filed the TRO Litigation against the trustees and persons claiming to be beneficial owners of Senior Notes and Senior Subordinated Notes to prevent the acceleration of the indebtedness outstanding under the Senior Notes and the Senior Subordinated Notes. We believe that an acceleration of this indebtedness would cause substantial harm to our enterprise value and stakeholders. Our complaint seeks a judicial determination regarding several issues relating to our indentures, including, without limitation, the applicability of certain acceleration and payment provisions, whether notice was properly provided under the relevant indenture provisions, whether the performance of certain covenants under the indentures is excused or has been waived and that conduct of certain beneficial owners is a breach of the covenant of good faith and fair dealing. The complaint also seeks a declaratory judgment and injunctive relief preventing the holders and beneficial owners of our Senior Notes and Senior Subordinated Notes from accelerating those notes. On March 11, 2004, the Circuit Court granted a temporary restraining order preventing acceleration of any of our Senior Notes and Senior Subordinated Notes, pending a hearing on our motion for a preliminary injunction.

While certain beneficial owners of notes have claimed that nonpayment defaults may exist under Senior Notes or Senior Subordinated Notes, we believe, among other things, that beneficial owners and holders have foregone any right to accelerate payment of their notes under current circumstances. We also believe that there are a number of meritorious legal and equitable considerations relating to these claims. At the same time, we believe that it is in our best interests to minimize the extent of litigation over this matter and to eliminate and/or modify with respect to the future the applicability, or potential disputes over the applicability, of certain covenants and other provisions of the Senior Notes or Senior Subordinated Notes. Accordingly, we have determined to proceed with this Consent Solicitation as a means of consensually resolving these matters on a fair and prompt basis in order to facilitate our continuing restructuring efforts.

ERISA Litigation

In 2003, six actions were filed against HEALTHSOUTH and some of our current and former directors and officers alleging breaches of fiduciary duty in connection with our Employee Stock Benefit Plan (the “ESOP”). These actions, which were filed in the United States District Court for the Northern District of Alabama, have been consolidated under the caption, In re HEALTHSOUTH Corp. ERISA Litigation, CV-03-BE-1700-S. A consolidated complaint was filed on December 19, 2003, and alleges generally that fiduciaries to the ESOP breached their duties by failing to monitor the administration of the ESOP, failing to diversify the portfolio held by the ESOP, and failing to provide other fiduciaries with material information about the ESOP.

Insurance Coverage Litigation

In 2003, complaints were filed in state and federal courts in Alabama, Delaware, and Georgia by at least twelve insurance companies. The complaints generally allege that insurance policies issued by such companies to HEALTHSOUTH and/or some of our directors and officers should be rescinded on grounds of fraudulent inducement. The complaints also seek a declaration that we and/or some of our current and former directors and officers are not covered under various insurance policies. The insurance companies seeking to deny coverage include the primary carriers for our director and officer liability policy.

Actions filed by insurance companies in the United States District Court for the Northern District of Alabama have been consolidated for pretrial and discovery purposes under the caption In re HEALTHSOUTH Corp. Insurance Litigation, Consol. No. CV-03-BE-1139-S. Three actions filed by insurance companies in the Circuit Court of Jefferson County, Alabama have been consolidated with the Tucker derivative action for discovery and other pretrial purposes.

The Delaware Superior Court dismissed another complaint filed by one of our insurance carriers. Other actions filed in the Delaware Superior Court and the United States District Court for the Northern District of Georgia by other carriers have been voluntarily dismissed without prejudice.

Litigation by Former Officers

Richard M. Scrushy has filed two actions against HEALTHSOUTH in the Delaware Court of Chancery. The first action, Scrushy v. HEALTHSOUTH Corp., C.A. No. 20357-NC, seeks indemnification and advancement of Mr. Scrushy’s legal fees. The second action, which named our current directors as defendants and sought access to certain information, including meetings of the Special Committee of the Board, has been voluntarily dismissed without prejudice.

Jason Hervey, a former Senior Vice President of HEALTHSOUTH, has filed an action in the Circuit Court of Jefferson County, Alabama, Hervey v. HEALTHSOUTH Corp., 03-8031, seeking the continuation of certain payments from HEALTHSOUTH. Anthony Tanner, our former Secretary and Executive Vice President of Administration, has filed a petition in the same Circuit Court, In re Tanner, 03-5378, seeking leave to take discovery.

Certain Regulatory Actions

On May 23, 2002, the United States intervened in four lawsuits filed under the federal civil False Claims Act against HEALTHSOUTH. These various qui tam lawsuits had been transferred to the Western District of Texas and were consolidated in a case now entitled United States ex rel. Devage v. HEALTHSOUTH Corp., et al., No. 98-CA-0372 (DWS) (W.D. Tex. San Antonio). The United States’ complaint in intervention encompasses some of the allegations in all four of the complaints, and declines intervention as to any remaining allegations in the complaints. Damages are unspecified. The relators in the four cases declined to file amended complaints in their respective actions, and waived whatever causes of action were contained in their complaints other than those contained in the United States’ complaint in intervention. These agreements are reflected in a Case Management Order filed on October 28, 2002. We have not responded to the complaint in intervention, and, on May 14, 2003, the court ordered that the case be stayed. A motion to reconsider this order was denied on June 24, 2003.

The Devage suit alleges that we submitted false claims to the Medicare program by billing for unperformed physical therapy services and by utilizing aides who were not licensed physical therapists to perform services for Medicare beneficiaries. The complaint further alleges that we improperly made claims for “excessive one on one” services. Several criminal and civil statutes prohibit false claims. Criminal provisions at 42 U.S.C. Section 1320a-7b prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Criminal penalties may also be imposed pursuant to the federal False Claim Act, 18 U.S.C. Section 287. In addition, under the Health Insurance Portability and Accountability Act of 1996, Congress enacted a criminal health care fraud statute for fraud involving a health care benefit program, which it defined to include both public and private payors. Civil provisions at 31 U.S.C. Section 3729 prohibit the known filing of a false claim or the known use of false statements to obtain payment.

On April 10, 2003, the United States Department of Justice Civil Division (“DOJ Civil”) notified us that it was expanding its investigation (which began with the Devage lawsuit) into allegations of fraud associated with Medicare cost reporting under Part A for fiscal years 1995 through 2002. Since that time, we have received a subpoena from the Department of Health and Human Services Office of Inspector General and subsequent requests from DOJ Civil for documents and other information regarding this investigation. We are cooperating with this investigation. The United States has reviewed numerous Medicare cost reports and identified 21 areas of alleged overpayments. We are currently engaged in settlement negotiations with the United States regarding these regulatory legal actions.

Qui tam actions brought under the False Claims Act are sealed by the court at the time of filing. The only parties privy to the information contained in the complaint are the relator, the federal government and the court. Therefore, it is possible that additional qui tam actions have been filed against us that we are unaware of or which we have been ordered by the court not to discuss until the court lifts the seal from the case. Thus, it is possible that we are subject to liability exposure under the False Claims Act based on qui tam actions other than those discussed here.

On April 1, 1999, a complaint was filed by the plaintiff relator in the Western District of Louisiana under the caption United States ex rel. Mathews v. Alexandria Rehabilitation Hospital, No. CV-99-0604. On February 29, 2000, the United States elected not to intervene in the action, and the complaint was served on June 6, 2000. The complaint alleged, inter alia, that we filed fraudulent reimbursement claims under the federal Medicare program. The court initially granted our motion to dismiss the False Claims Act claims without prejudice on October 16, 2000. After the relator narrowed his allegations in yet another amended complaint, the court dismissed the False Claims Act claims with prejudice on May 7, 2001. The relator appealed the decision to the United States Court of Appeals for the Fifth Circuit. On October 22, 2002, the Fifth Circuit partially reversed the decision of the District Court dismissing the False Claims Act claims, and remanded the matter to the District Court for further proceedings. We filed a motion to dismiss, which was denied on February 21, 2004, and we anticipate further proceedings in this matter.

A complaint filed in United States ex rel. Colbert v. Blue Cross and Blue Shield of Alabama and HEALTHSOUTH Corp., Civil Action No. CV-01-C-0292-S, alleges that HEALTHSOUTH conspired with Blue Cross and Blue Shield of Alabama (“Blue Cross”) to hinder Blue Cross’ investigative functions in administering the federal Medicare program by having Blue Cross terminate, on a pretextual basis, the relator’s employment with Blue Cross. Additionally, the complaint claims that we conspired with Blue Cross to have certain unidentified false claims allowed or paid by Blue Cross under the Medicare program. Lastly, the complaint claims that we conspired with Blue Cross to violate the whistleblower retaliation provision of the False Claims Act by having Blue Cross terminate the relator’s employment. The United States did not intervene in this action. The parties filed a joint stipulation of dismissal with prejudice and are awaiting an order of dismissal from the court.

The Centers for Medicare and Medicaid Services (“CMS”) has been granted authority to suspend payments, in whole or in part, to Medicare providers if CMS possesses reliable information that an overpayment, fraud or willful misrepresentation exists. If CMS suspects that payments are being made as the result of fraud or misrepresentation, CMS may suspend payment at any time without providing us with prior notice. The initial suspension period is limited to 180 days. However, the payment suspension period can be extended almost indefinitely if the matter is under investigation by the Health and Human Services Office of Inspector General or Civil DOJ. See “Risk Factors – Risks Relating to the Pending Governmental Investigations and Lawsuits and Ongoing Audits.”

In the event the U.S. Department of Justice declines to pursue a case for penalties under the federal False Claims Act or the Office of Inspector General of the U.S. Department of Health and Human Services (the “HHS-OIG”) determines that we violated the federal anti-kickback statute (42 U.S.C. § 1320a-7b(b)), the HHS-OIG may impose penalties under the Civil Monetary Penalties Law of up to three times the amount of damages and $11,000 per claim for each false or fraudulent claim allegedly submitted by us. If the HHS-OIG determines that we violated the federal Ethics in Patient Referrals Act’s general prohibition on physician self-referrals (42 U.S.C. § 1395nn), it may impose a civil money penalty of up to $15,000 per service billed in violation of the statute.

On May 17, 2001, we entered into a Corporate Integrity Agreement with the HHS-OIG to promote our compliance with the requirements of Medicare, Medicaid and all other federal health care programs. Under the CIA, we are subject to certain compliance requirements and review of certain Medicare reimbursement procedures by an Independent Review Organization. The HHS-OIG has temporarily suspended the Independent Review Organization obligations of the agreement. The Corporate Integrity Agreement is effective for five years, and any failure to comply with its material terms could lead to suspension or exclusion from further participation in federal health care programs, including Medicare and Medicaid, which currently account for a substantial portion of our revenues. As the result of any global settlement with the United States on civil false claim liabilities, we could be required by the HHS-OIG to agree to a new or revised Corporate Integrity Agreement, which would likely have a term of at least five years and require us to engage an outside independent organization to monitor, review and audit claims we submit for services billed to Medicare Parts A and B. The cost of implementing a Corporate Integrity Agreement could be substantial and limit our operations.

On November 17, 2003, the HHS-OIG notified HEALTHSOUTH that we were in breach of the Corporate Integrity Agreement due to our failure to properly disclose an alleged overpayment associated with the former HEALTHSOUTH Doctors’ Hospital facility. We engaged a consulting company which reviewed these issues and issued a report, which has been provided to the HHS-OIG. We believe that this report cures the breach of the CIA. HEALTHSOUTH could be fined a stipulated penalty in the amount of $1,000 per day for the time that we were in breach of the CIA.

Litigation by former employee

HEALTHSOUTH is a defendant in Cause No. 01-04-02243-CV, Helen M. Schilling, M.D. v. North Houston Rehabilitation Associates d/b/a HEALTHSOUTH Houston Rehabilitation Institute, Romano Rehabilitation Hospital, Inc. and Anne Leon, in the 410th Judicial District Court of Montgomery County, Texas. The plaintiff was the medical director for Houston Rehabilitation Institute for approximately ten years under a series of medical director agreements beginning in 1990. In November of 1998, she entered into the operative medical director agreement that set forth the various responsibilities and terms of her medical directorship. The medical director agreement, as amended, had a one-year term with an automatic renewal unless either party gave 90 days’ notice. In the spring of 2000, we gave notice of non-renewal of the medical director agreement to the plaintiff. Following her termination, the plaintiff filed a lawsuit alleging that the termination of her medical director agreement caused her past damages of approximately $500,000 and future damages as high as $1,000,000. At trial, she testified that she may advise the Department of Justice of the facts involved in her case. The jury ruled for the plaintiff and found that she suffered lost past income of $400,000 and $65,000 in past mental anguish. We are in the process of filing an appeal of the judgment. The final judgment was entered on November 5, 2003, a motion for new trial was filed on December 1, 2003 and the case is currently on appeal.

Regulatory Developments

On May 16, 2003, CMS proposed a rule entitled Medicare Program; Inpatient Rehabilitation Facility Prospective Payment System for FY 2004; Proposed Rule, 68 Fed. Reg. 26786. One aspect of this proposed rulemaking was a change in the way that inpatient rehabilitation facilities (IRF) (i.e., rehabilitation hospitals) would be distinguished from acute care hospitals for Medicare payment purposes. Under the current system, 75 percent of the cases in inpatient rehabilitation facilities must come from 10 diagnoses (known as HCFA 10). This criteria, commonly known as the “75 percent rule,” generally provides that to be considered an IRF, 75 percent of a facility’s total patient population must require intensive rehabilitation services associated with treatment of one or more of 10 designated medical conditions. Estimating that 87 percent of all facilities were out of compliance with the rule, CMS suspended its enforcement in June 2002 because of concerns that it was being enforced inconsistently.

On September 9, 2003, CMS proposed a revised rule that would—at least temporarily—reduce the percentage of patients in the facility who must be diagnosed with one of the specific qualifying medical conditions from 75 percent to 65 percent, modify the current list of qualifying conditions, and allow in certain cases patients who have secondary conditions matching the qualifying conditions to count toward the proposed 65 percent threshold. CMS also announced it would be instructing fiscal intermediaries to refrain from enforcing the 75 percent rule until the revised regulations are effective. These proposed changes caused significant controversy in the provider community because a facility that fails to comply with the 75 percent rule could lose its classification as an IRF, which would likely have negative payment implications.

On December 22, 2003, the Department of Health and Human Services (HHS) issued its semiannual regulatory agenda, which lists the regulations HHS expects to issue in the coming year. In addition to annual updates to Medicare payment rates for various providers, HHS stated its intent to issue a final rule revising the 75 percent rule classification criteria. However, CMS recently indicated that it would not be implementing on January 1, 2004 the changes proposed in the September 9 proposed rule, as originally expected, because of time constraints. Additionally, the “Medicare Prescription Drug, Improvement, and Modernization Act of 2003” (P.L. 108-173) signed into law on December 8, 2003 by President Bush, contains conference provisions regarding the proposed 75 percent classification criteria. While providing instructions to CMS concerning proposed regulations affecting IRFs, the conferees noted their concern that the proposed rule “would have severe consequences for access to inpatient rehabilitation hospital services.” The conferees concurred with the Medicare Payment Advisory

Commission (MedPAC) finding that further analysis should be conducted to identify which criteria are clinically appropriate for inclusion in the calculation of the rule used to determine eligibility for reimbursement under the IRF prospective payment system. The conferees directed CMS to contract with the Institute of Medicine to issue a report, in consultation with a panel of independent experts in the field of physical medicine and rehabilitation, to establish clinically appropriate medical standards for medical necessity and clinically appropriate qualification criteria for IRFs. During the study period, the conferees expect the Secretary of HHS to delay implementation of the 75 percent rule, delay implementation of local medical review policies concerning medical necessity, and not accept new IRF applications until the report is finished. We cannot predict, however, whether the Secretary of HHS (or various Medicare contractors) will follow the conferees’ direction.

On August 1, 2003, CMS announced a 3.2 percent increase in payment rates in fiscal year 2004 for inpatient rehabilitation facilities. The adjustment will result in an increase of about $187.3 million in Medicare payments (to all Medicare providers) in fiscal year 2004 over fiscal year 2003.

Other federal legislation requires major changes in our transmission and retention of health information. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, mandates, among other things, the adoption of standards for the electronic exchange of health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the health care industry. Among the standards that HHS has adopted or is expected to adopt pursuant to HIPAA are standards for the following: electronic transactions and code sets; unique identifiers for providers, employers, health plans, and individuals; security and electronic signatures; and privacy.

Although HIPAA was intended ultimately to reduce administrative expenses and burdens within the health care industry, we believe that the law will require significant and costly changes to current practices. HHS has released several final rules to date to implement various HIPAA administrative simplification requirements, the most significant of which mandate the use of new standards for specified health care transactions and seek to protect the privacy and security of health information. The first rule requires the use of uniform standards for common health care transactions, including health care claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits.

The second rule imposes new standards relating to the privacy of individually identifiable health information. These standards not only require our compliance with rules governing the use and disclosure of protected health information, but they also require us to obtain satisfactory assurances that any business associate to whom such information is disclosed will safeguard the information.

The third rule governing the security of health information was issued February 20, 2003. This rule specifies a series of administrative, technical and physical security procedures we must implement to assure the confidentiality of electronic protected health information.

HHS finalized the new transaction standards on August 17, 2000. Congress passed legislation that extended the transaction standards deadline to October 16, 2003 for those HIPAA-covered entities that submitted a timely compliance plan to HHS. We submitted a compliance plan and were granted the deadline extension. On February 20, 2003, HHS issued modifications to the transaction standards, but these changes do not affect the compliance deadline. The privacy standards were issued on December 28, 2000, and became effective on April 14, 2001, with a compliance date of April 14, 2003 for most covered entities. These privacy requirements were further modified in an August 2002 final rule. The security standards are effective April 21, 2003, with a compliance date of April 21, 2005 for most covered entities. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions.

On September 23, 2003, HHS acknowledged that not all health care providers and health plans, state Medicaid offices and third party payors are capable of accepting claims transactions in a manner that is compliant with the HIPAA Standard Transactions and Code Set specifications. Therefore, HHS has agreed to allow covered entities to accept both HIPAA-compliant and non-compliant transactions until such time as HHS determines that compliance has been achieved. Our claims are currently submitted by paper claims, direct data entry or through the use of a health care clearinghouse. Although we can make no assurances, we do not anticipate that our liquidity will be adversely affected during the transition.

The Balanced Budget Act changed the reimbursement methodology for Medicare Part B therapy services from cost based to fee screen payments. It also established two types of annual per-beneficiary limitations on outpatient therapy services: (1) a $1,500 cap for all outpatient therapy services and speech language pathology services; and (2) a $1,500 cap for all outpatient occupational therapy services. Both of these amounts were indexed for inflation. Subsequent legislation suspended implementation of these caps through 2002. CMS began enforcing the therapy caps on September 1, 2003 (the inflation-adjusted amounts for 2003 are $1,590). The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 suspends application of the therapy cap from the date of enactment (i.e., December 8, 2003) through calendar year 2005. This provision will not be applied retroactively to beneficiaries who exceeded their caps prior to the date of enactment. At this time, we are unable to quantify the impact of this legislation on our financial condition and results of operation.

For more information regarding regulatory developments, please see the section of this Consent Solicitation Statement captioned “Risk Factors—Risks Related to the Pending Governmental Investigations and Lawsuits and Ongoing Audits.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as all other information appearing elsewhere in this Consent Solicitation Statement before making a decision whether to participate in the Consent Solicitation. The risks and uncertainties described below are intended to highlight risks and uncertainties that are specific to us but are not the only risks and uncertainties that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks and uncertainties that we currently deem immaterial or risks and uncertainties generally applicable to companies that have recently undertaken transactions such as the Consent Solicitation, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the Notes.

The information in this Consent Solicitation Statement includes forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Consent Solicitation Statement. See “Forward-Looking Statements.”

You are further cautioned that we have not filed any quarterly or annual report with the SEC for periods after September 30, 2002 and we have previously cautioned that the financial information contained in previously filed reports should not be relied upon. No financial statements are available for any prior period and you should not rely on our financial statements and reports previously filed with the SEC.

Risks Related to the Pending Governmental Investigations and Lawsuits and Ongoing Audits

Any adverse outcome of investigations being conducted by the SEC, the Department of Justice or other governmental agencies involving our accounting practices and other related matters could have a material adverse effect on us.

On March 18, 2003, FBI agents executed search warrants at our headquarters and served grand jury subpoenas on HEALTHSOUTH and some of our employees. On March 19, 2003, the SEC filed a complaint against us and our former Chairman and Chief Executive Officer Richard M. Scrushy alleging that Mr. Scrushy had instructed HEALTHSOUTH’s senior officers and accounting personnel to materially inflate HEALTHSOUTH’s earnings to match Wall Street analysts’ expectations. Since March 19, 2003, seventeen of our former officers, including all five of our former chief financial officers, have pleaded or have agreed to plead guilty to federal charges, including securities fraud, accounting fraud, filing false tax returns, making a false statement to governmental authorities, falsifying books and account, wire fraud, conspiracy and falsely certifying information with the SEC. See “Developments Affecting HEALTHSOUTH.”

While we are fully cooperating with the SEC, the Department of Justice and other governmental authorities in their investigations, we cannot predict the outcome of those investigations. Such investigations could have a material adverse effect on us, the trading prices of our securities and our ability to access the capital markets. If we were convicted of a crime, certain contracts and licenses that are material to our operations may be revoked which would severely affect our business.

Several lawsuits have been brought against us involving our accounting practices and other related matters and the outcome of these lawsuits may have a material adverse effect on our business, financial condition and operating results.

A number of class action, derivative and individual lawsuits have been filed against us, as well as certain of our past and present officers and directors, relating to, among other things, allegations of numerous violations of securities laws. We cannot predict the outcome of these lawsuits. See “Litigation and Regulatory Developments” for a discussion of the various lawsuits.

A number of the lawsuits originated in 1998 and allege that, during the period from April 24, 1997 through September 30, 1998, we misrepresented or failed to disclose certain material facts concerning our business and financial condition and the impact of the Balanced Budget Act of 1997 on our operations in order to artificially inflate the price of our common stock and issued or sold shares of such stock during such period in violation of the securities laws. Further, more than twenty lawsuits were filed against HEALTHSOUTH and some of our current and former officers and directors after an August 27, 2002 press release concerning our assessment of the impact on our business of changes in Medicare reimbursement policy for outpatient physical therapy and occupational therapy. Beginning on March 21, 2003, at least eleven lawsuits were filed against HEALTHSOUTH and some of our current and former officers and directors under the federal securities laws on behalf of those who purchased HEALTHSOUTH common stock and other securities during the period beginning February 25, 1998 and ending March 19, 2003.

We are also subject to litigation relating to alleged ERISA violations and alleged Medicare fraud, as well as suits brought by our insurers which generally allege that insurance policies issued to HEALTHSOUTH and/or some of our current and former directors and officers should be rescinded on grounds of fraudulent inducement. The complaints also seek a declaration that we and/or some current and former directors and officers are not covered under various insurance policies.

We cannot predict the ultimate outcome of any litigation. Substantial damages or other monetary remedies assessed against us could have a material adverse effect on our business, results of operations, financial condition and cash flows. If the insurance companies are successful in rescinding or denying coverage to HEALTHSOUTH and/or some of our current and former directors and officers, our ability to reach a settlement with plaintiffs in the securities, derivative, ERISA and other litigation could be adversely affected. The failure to reach a settlement could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, given the size and nature of our business, we are subject from time to time to various other lawsuits which, depending on their outcome, may have a negative effect on us.

We are the subject of governmental investigations and litigation relating to our participation in federal health care programs, and the outcome of these investigations and lawsuits may have a material adverse effect on our business, results of operations, financial condition and cash flows.

We are the subject of a number of governmental investigations, and a number of lawsuits have been brought against us, relating to our participation in federal health care programs, including the Medicare and Medicaid programs. See “Litigation and Regulatory Developments.” The adverse determination of any of these investigations or actions could result in, among other things, significant civil and criminal monetary penalties, imprisonment, exclusion from future participation in the programs and required refunds to the programs. We cannot predict the outcome of these investigations and lawsuits.

Other lawsuits may have been brought against us under the federal False Claims Act of which we are currently either unaware or prohibited by order of a court from disclosing.

Qui tam actions brought under the False Claims Act are sealed by the court at the time of filing. The only parties privy to the information contained in the complaint are the relator, the federal government and the court. Therefore, it is possible that additional qui tam actions have been filed against us that we are unaware of or which we have been ordered by the court to not to discuss until the court lifts the seal from the case. Thus, it is possible that we are subject to liability exposure under the False Claims Act based on qui tam actions other than those discussed here.

The U.S. Department of Health & Human Services Office of Inspector General (“HHS-OIG”) could impose substantial civil money penalties on us and could seek to exclude our provider entities from participation in the federal health care programs which would severely impact our financial condition and ability to continue operations.

In the event the U.S. Department of Justice declines to pursue a case for penalties under the False Claims Act or the HHS-OIG determines that we have violated the federal anti-kickback statute (42 U.S.C. § 1320a-7b(b)), the HHS-OIG may impose penalties under the Civil Monetary Penalties Law of up to three times the amount of damages and $11,000 per claim for each false or fraudulent claim allegedly submitted by HEALTHSOUTH. If the HHS-OIG determines that HEALTHSOUTH has violated the federal Stark statute’s general prohibition on physician self-referrals (42 U.S.C. § 1395nn), it may impose a civil money penalty of up to $15,000 per service billed in violation of the statute.

The HHS-OIG has been granted the authority to exclude persons or entities from participation in the federal health care programs for a variety of reasons, including: (1) committing an act in violation of the anti-kickback statute, (2) submitting a false or fraudulent claim, (3) submitting a claim for services rendered in violation of the physician self-referral statute, or (4) violating any other provision of the civil monetary penalties law. Thus, if the HHS-OIG believes that we have submitted false or fraudulent claims, paid or received kickbacks, submitted claims in violation of the physician self-referral law, or committed any other act in violation of the civil monetary penalties law, the HHS-OIG could move to exclude our provider entities from participation in the federal health care programs.

As a result of an audit by the Department of Justice, on behalf of CMS, of our Medicare cost reports for fiscal years 1995 through 2002, we could be required to refund significant amounts of money to the Medicare program.

The Department of Justice has reviewed our Medicare cost reports for fiscal years 1995 through 2002 and, in doing so, identified twenty-one issues that allegedly resulted in Medicare overpayments to HEALTHSOUTH relating to claims that should have been disallowed or were improperly characterized. As a result of the audit, we could be required to refund significant amounts of money to the Medicare program. Such refunds could adversely impact our financial condition and our ability to obtain reimbursement from the Medicare program for certain costs in the future.

We may at any time, with or without notice, be subject to a partial or complete suspension of payments from the Medicare and/or Medicaid programs if CMS suspects that the payments are the result of fraud or misrepresentations by us.

CMS has been granted authority to suspend payments, in whole or in part, to Medicare providers if CMS possesses reliable information that an overpayment, fraud or willful misrepresentation exists. If CMS suspects that payments are being made as the result of fraud or misrepresentation, CMS may suspend payment at any time without providing us with prior notice. The initial suspension period is limited to 180 days. However, the payment suspension period can be extended almost indefinitely if the matter is under investigation by the HHS-OIG or the DOJ. Therefore, we are unable to predict if or when we may be subject to a suspension of payments by the Medicare and/or Medicaid programs, the possible length of the suspension period or the potential cash flow impact of a payment suspension. Any such suspension would adversely impact our financial condition.

We believe that accounting errors, including fraudulent entries, will result in a write-down of $3.8 – $4.6 billion.

We previously disclosed that our financial statements that have been publicly filed with the SEC should not be relied upon. You must evaluate whether to participate in the Consent Solicitation without any accurate financial information regarding our results for any prior period. In March 2003, we terminated the engagement of our then-auditors, who prior to their termination withdrew their audit reports with respect to our previously filed financial statements. We have retained PricewaterhouseCoopers as our new auditors, and with the assistance of Grant Thorton are reconstructing our financial records. In addition, PricewaterhouseCoopers is providing forensic review services to a Special Audit Review Committee of our Board of Directors in connection with an internal review of our previous financial reports. The forensic review by PricewaterhouseCoopers is substantially complete and our Special Audit Review Committee is preparing a report regarding the forensic review. There are also pending governmental investigations by, among others, the SEC and the Department of Justice involving our accounting practices and other related matters.

We believe that these reviews will result in a write-down of $3.8—$4.6 billion. The results of the ongoing audit are not available at this time. If available, these results might have been material to your decision whether to participate in the Consent Solicitation.

Until the audit of our prior financial statements is completed, information about our current results of operations and financial condition will not be available.

You must evaluate whether to participate in the Consent Solicitation without accurate financial information available regarding our results of operations and financial condition. Until we complete our ongoing analysis, re-audits and restatements of our historical financial results, we will be unable to provide accurate and complete financial statements for current and prior periods that would be included in our SEC reports. The information to be contained in these reports is not available at this time. These results may have been material to your decision whether to participate in the Consent Solicitation.

Risks Related to Our Financial Condition

Certain lenders under our Credit Agreement and beneficial owners and holders under the indentures governing our Senior Notes and Senior Subordinated Notes have alleged that we are in nonpayment default, and we might not be able to cure certain of these alleged defaults.

Because of the impossibility at the present time of providing accurate and complete financial information for our current and prior periods, we cannot and have not timely furnished compliance certificates to the Trustee and filed our periodic reports with the SEC as required by the terms of the Indenture and certain beneficial owners and holders have alleged that such failures give rise to allegations that they constitute nonpayment defaults under the indentures relating to our Senior Notes and Senior Subordinated Notes. We have been in discussions with the Committee on behalf of the beneficial owners of our Senior Notes and Senior Subordinated Notes regarding the terms under which they would give consents to proposed amendments, and waivers to, the indentures. We have not, however, been able to reach any agreement with the Committee regarding these matters. While certain beneficial owners of notes have claimed that nonpayment defaults may exist under Senior Notes or Senior Subordinated Notes, we believe, among other things, that beneficial owners and holders have foregone any right to accelerate payment of their notes under current circumstances. We also believe there are a number of meritorious legal and equitable considerations relating to these claims. At the same time, we believe that it is in our best interests to minimize the extent of protracted litigation over this matter and to eliminate and/or modify with respect to the future the applicability, or potential disputes over the applicability, of certain covenants and other provisions of the Senior Notes or Senior Subordinated Notes. Accordingly, we have determined to proceed with this Consent Solicitation as a means of consensually resolving these matters on a fair and prompt basis in order to facilitate our continuing restructuring efforts We cannot, however, assure you that some or all of our repayment obligations under our indebtedness will not be accelerated as a result of these alleged or potential nonpayment defaults, or that performance is excused, which could result in our failure to satisfy these obligations. Our failure to satisfy any such accelerated obligations would materially and adversely affect our financial condition and could result in our filing for protection under Chapter 11 of the U.S. Bankruptcy Code.

Our substantial indebtedness may severely limit cash flow available for our operations and could impair our ability to service debt or obtain additional financing if necessary.

We are highly leveraged. We have approximately $3.34 billion of debt outstanding of which $425 million is due at various times through 2006. The substantial amount of payments due on our outstanding debt and other payment obligations could, among other things:

•	limit our ability to obtain additional financing,

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry,

•	place us at a competitive disadvantage relative to our competitors with less debt,

•	render us more vulnerable to general adverse economic and industry conditions, and

•	require us to dedicate a substantial portion of our cash flow to service our debt.

Our ability to satisfy our interest payment obligations on our outstanding debt will depend largely on our future performance. Although we believe we have a solid core business and we have begun to implement a business plan to position HEALTHSOUTH for a successful restructuring, we are subject to numerous contingent liabilities and are subject to prevailing economic conditions and to financial, business and other factors beyond our control. As a result, we cannot assure you that we will be able to generate sufficient cash flow to service our interest payment obligations under our outstanding debt, or that cash flows, future borrowings or equity financing will be available for the payment or refinancing of our debt. To the extent that we are not successful in repaying or negotiating renewals of our borrowings or in arranging new financing, our business and results of operations will be materially adversely affected.

We have determined that our internal controls are currently inadequate and the continuation of inadequate internal controls could adversely affect our financial condition and ability to carry out our strategic business plan.

In the course of completing the ongoing review of our financial situation, we (with the assistance of PricewaterhouseCoopers) have determined that our internal controls are currently inadequate. We are in the process of implementing new internal controls that we believe should be adequate to monitor our business and financial condition. However, if we are unable to adequately implement those internal controls, our auditors may be unable to complete the audit of our financial statements or accurately report our financial results for future periods. In addition, we have had to commit substantial resources, including time from our management team, to implement such controls which may negatively affect our ability to implement our strategic business plan.

Risks Related to the Consent Solicitation

Risks Relating to Consenting to the Proposed Amendments and Waivers

The Proposed Amendments and Waivers, if approved, will suspend our obligation to furnish compliance certificates to the Trustee and periodic and other reports required under the Exchange Act to the SEC Holders until we are able to comply with the reporting requirements thereunder, provide us greater flexibility in refinancing our existing indebtedness and result in the waiver by Holders of all their rights with respect to any alleged and potential defaults under the Indenture.

The Proposed Amendments would suspend our obligations to furnish compliance certificates to the Trustee and periodic and other reports required under the Exchange Act to the SEC Holders until we are able to comply with the reporting requirements thereunder and provide us greater flexibility in refinancing our existing indebtedness. Accordingly, Holders may be adversely affected in their investment decisions with respect to the Notes by the lack of current financial information about HEALTHSOUTH during such period or as a result of any increased leverage. Further, if the Requisite Consents are received and the other conditions to the effectiveness of the Proposed Amendments and Waivers are satisfied or waived, Holders will waive all rights with respect to any alleged and potential defaults under the Indenture, including any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults.

Risks Relating to Not Consenting to the Proposed Amendments and Waivers

If a Holder does not consent to the Proposed Amendments and Waivers, and the Proposed Amendments are approved, such Holder shall not be entitled to receive a Consent Fee, but shall nonetheless be bound by the Proposed Amendments and Waivers.

If the Requisite Consents are received and the other Conditions to the effectiveness of the Proposed Amendments are satisfied or waived, all Holders of Notes, including Holders and their transferees who did not execute Consents to the Proposed Amendments shall be bound by the Proposed Amendments and Waivers. However, Holders who do not deliver valid and timely Consents to the Proposed Amendments and Waivers shall not be entitled to a Consent Fee.

Risks Related to Our Business

We may not achieve the results set forth in the Budget.

We have included in this Consent Solicitation Statement the Budget consisting of a summary of our revenues, expenses and other financial measures for the twelve-months ending December 31, 2004. The Budget is based on assumptions which our management believes, as of the date of this Consent Solicitation Statement, are reasonable. We cannot assure you, however, that the financial results set forth in the Budget will be realized, and you should not place undue reliance on the Budget. Actual results may differ materially from the results contained in the Budget as a result of a variety of factors, including the Risk Factors listed here and the other factors described in the section of this Consent Solicitation Statement captioned “Forward-Looking Statements.” We do not intend to update or otherwise revise the Budget to reflect circumstances arising subsequent to its preparation.

If we fail to comply with the extensive laws and government regulations applicable to us, we could suffer penalties or be required to make significant changes to our operations.

We are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. These laws and regulations relate to, among other things:

•	licensure, certification and accreditation,

•	billing for services,

•	relationships with physicians and other referral sources, including physician self-referral and fraud and abuse,

•	adequacy and quality of medical care,

•	quality of medical equipment and services,

•	qualifications, maintenance and security issues associated with medical records,

•	operating policies and procedures, and

•	addition of facilities and services.

Many of these laws and regulations are expansive, and we do not have the benefit of significant regulatory or judicial interpretation of them. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our investment structure, facilities, equipment, personnel, services, capital expenditure programs, operating procedures, and contractual arrangements.

If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including (1) criminal penalties, (2) civil penalties, including monetary penalties and the loss of our licenses to operate one or more of our facilities, and (3) exclusion or suspension of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state health care programs.

If we fail to comply with our Corporate Integrity Agreement, we could be subject to severe sanctions.

On May 17, 2001, we entered into a Corporate Integrity Agreement (or CIA) with the HHS-OIG to promote our compliance with the requirements of Medicare, Medicaid and all other federal health care programs. Under the Corporate Integrity Agreement, we are subject to certain compliance requirements and are subject to review of certain Medicare reimbursement procedures by an Independent Review Organization (“IRO”), although the HHS-OIG has temporarily suspended the IRO obligations of the agreement. The CIA is effective for five years. Our failure to comply with the material terms of this agreement could lead to suspension or exclusion from further participation in federal health care programs, including Medicare and Medicaid, which currently account for a substantial portion of our revenues. Any of these sanctions would have a material adverse effect on our financial condition and results of operations. As the result of any global settlement with the United States on civil false claim liabilities, we could be required by the HHS-OIG to agree to a new or revised CIA. A new CIA likely would have a term of at least five years and require HEALTHSOUTH to engage an outside independent organization to monitor, review and audit claims it submits for services billed to Medicare Parts A and B. The cost of implementing a CIA could be substantial and limit our operations.

On November 17, 2003, the HHS-OIG notified HEALTHSOUTH that we were in breach of the Corporate Integrity Agreement due to our failure to properly disclose a potential overpayment associated with the former HEALTHSOUTH Doctors’ Hospital facility. We engaged a consulting company that reviewed these issues and issued a report, which has been provided to the HHS-OIG. We believe that this report cures the breach of the CIA. HEALTHSOUTH could be fined a stipulated penalty in the amount of $1,000 per day for the time that we were in breach of the CIA.

Reductions or changes in reimbursement from government or third party payors could adversely impact our operating results.

We derive a substantial portion of our net revenue from the Medicare and Medicaid programs. Our operating results may be adversely affected by changes in laws or regulations governing the Medicare and Medicaid programs.

Historically, Congress and some state legislatures have, from time to time, proposed significant changes in the health care system. Many of these changes have resulted in limitations on and, in some cases, significant reductions in the levels of, payments to health care providers for services under many government reimbursement programs. See “Litigation and Regulatory Developments” for a discussion of potential changes to the health care system that could materially and adversely affect our business and financial condition.

Our relationships with third-party payors, such as health maintenance organizations and preferred provider organizations, are generally governed by negotiated agreements. These agreements set forth the amounts we are entitled to receive for our services. We could be adversely affected in some of the markets where we operate if we are unable to negotiate and maintain favorable agreements with third-party payors. Third-party payors have undertaken cost-containment initiatives during the past several years, including revising payment methods, monitoring health care expenditures and anti-fraud initiatives. We may not be able to maintain existing relationships or establish new relationships with third-party payors on favorable terms.

The adoption of more restrictive Medicare coverage policies at the national and/or local levels could have an adverse impact on our ability to obtain Medicare reimbursement for inpatient rehabilitation services.

Medicare providers also can be impacted by the adoption of coverage policies, either at the national or local levels, describing whether an item or service is covered and under what clinical circumstances it is considered to be reasonable, necessary, and appropriate. In the absence of a national coverage determination, local Medicare fiscal intermediaries and carriers may specify more restrictive criteria than otherwise would apply nationally. For instance, Cahaba Government Benefit Administrators, the fiscal intermediary for Alabama, has issued a draft local medical review policy (or LMRP) setting forth very detailed criteria it proposes to use in determining the medical appropriateness of inpatient rehabilitation facility services. We cannot predict whether the Alabama LMRP will be adopted or whether other Medicare contractors will adopt additional LMRPs or other policies or how these will affect us. As discussed above, the conferees on the “Medicare Prescription Drug, Improvement, and Modernization Act of 2003” (P.L. 108-173), directed CMS to contract with the Institute of Medicine to issue a report, in consultation with a panel of independent experts in the field of physical medicine and rehabilitation, to establish clinically appropriate standards for medical necessity and clinically appropriate qualification criteria for IRFs. During the study period, the conferees expect the HHS to delay implementation of LMRPs concerning medical necessity; we cannot predict, however, whether the HHS (or various Medicare contractors) will follow the conferees’ direction.

Our hospitals and other facilities face national, regional and local competition for patients from other health care companies.

We operate in a highly competitive industry. Although we are the largest provider of outpatient surgery, rehabilitative health care services, and one of the largest providers of outpatient diagnostic services, in the United States, in any particular market we may encounter competition from local or national entities with longer operating histories or other competitive advantages. There can be no assurance that this competition, or other competition which we may encounter in the future, will not adversely affect our business, financial condition or our results of operations.

We have begun to assemble a new management team and we cannot assure you that we will be able to hire qualified candidates for our senior executive positions or that our management team will be able to successfully manage our business or successfully implement our strategic plan.

In the wake of the governmental agency charges against us, our Board of Directors placed on administrative leave our then—Chairman and Chief Executive Officer, whose employment agreement was declared null and void shortly thereafter, our former Chief Financial Officer and other members of our senior management. Presently, those offices and numerous other treasury and finance positions are vacant or are held on an interim basis by current directors or outside consultants who are employed by Alvarez & Marsal Inc., a turnaround advisory firm retained by us in connection with stabilizing HEALTHSOUTH. Of the 98 corporate and operational officers at January 1, 2003, less than half remain. We have hired and continue to attempt to hire additional individuals to fill the vacancies in our management, but are still seeking to hire a number of senior executives, including a Chief Executive Officer and a Chief Financial Officer. We cannot assure you that we will be able to fill these positions with qualified candidates or that our management team will be able to successfully manage our business or successfully implement our strategic plan.

Our success will depend on our ability to retain our key employees and may be adversely affected by our loss of restructuring experts.

One of our primary assets is our highly skilled personnel, who, if they leave HEALTHSOUTH, take with them the skill and knowledge essential for performance of existing and new business. There can be no assurance that we will be able to hire adequate replacements for such employees in a timely manner or that this transition will not result in an interruption of these services. Such an interruption could harm our ability to continue to develop and manage our business and implement our comprehensive restructuring plan.

We depend on our relationships with the physicians who use our facilities.

Our business depends upon the efforts of the physicians who provide health care services at our facilities and/or refer their patients to our facilities and the strength of our relationships with these physicians. Each physician referring or treating patients at one of our facilities may also practice at other facilities not owned by us.

At each of our facilities, our business could be adversely affected if a significant number of key physicians or a group of physicians:

•	terminated their relationship with, or reduced their use of, our facilities,

•	failed to maintain the quality of care provided or to otherwise adhere to professional standards at our facilities,

•	suffered any damage to their reputation,

•	exited the market entirely, or

•	experienced major changes in composition or leadership.

Our results of operations may be affected by future increases in technology, personnel and other costs.

Changes in medical technology, the labor market for nurses and other clinical personnel and changes imposed by the requirements of payor contracts and government reimbursement programs may require significant investments in facilities, equipment, personnel and services. Although we believe that cash generated from operations will be sufficient to allow us to make such investments, we cannot assure you that we will be able to obtain the funds necessary to make such investments.

Annex I

Assumptions Underlying Consolidated Plan—2004 Budget

•	Bottom up analysis prepared by field and regional management. Also presented on basis consistent with past accounting presentation, i.e., before any switch to equity method of accounting.

•	The 2004 Budget was approved by our Special Committee in January 2004.

	Forecast 2004
	Inpatient	Surgery	Outpatient	Diagnostic
Patient Days/Visits/Procedures	2,063,719	795,472	5,506,640	904,005
Average Net Patient Revenue per PD/Visit/Procedure	$980	$1,100	$91	$286
Discharges	126,153	n/a	n/a	n/a
Average Net Revenue per Discharge	$16,036	n/a	n/a	n/a
Contractual Allowance	42.6%	64.4%	52.8%	52.2%
Salary, Wages & Benefits as % of Net Patient Revenue	48.3%	31.2%	56.5%	27.2%
Cost of Sales as % of Net Patient Revenue	5.8%	22.2%	1.4%	5.5%
Bad Debt as % of Net Patient Revenue	1.5%	2.0%	4.2%	4.2%
Minority Interest as % of Net Patient Revenue	2.2%	6.8%	0.0%	0.7%
Divisional OH as % of Net Patient Revenue	0.5%	1.3%	2.1%	0.7%

Exhibit A

Form of

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 2004, among HEALTHSOUTH Corporation, a Delaware corporation (the “Company”), and [            ], as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [            ], providing for the issuance of an aggregate principal amount of $[            ] million of [            ]% Senior Notes due [            ] (the “[            ] Notes”) and an aggregate principal amount of $[            ] million of [            ]% Senior Notes due [            ] (the “[            ] Notes,” and together with the [            ] Notes, the “Notes”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (“Requisite Consent”);

WHEREAS, the Company has distributed Consent Solicitation Statements, dated March 16, 2004 (the “Solicitation Statements”), and accompanying Consent Form to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statements;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. DEFINITIONS.

(a) Section 1.01 of the Indenture is hereby amended to include the following new definitions:

““Digital Hospital” means the planned 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama replacement for the HealthSouth Medical Center.

“Digital Hospital Transaction” means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital Hospital.

“Fiscal Year” means the twelve month period ending on December 31.

“Historical Reports” means the audited financial statements required to be filed with the Commission for any Fiscal Year ended on or prior to December 31, 2003.

“Report Date” means the date on which the Company shall deliver the Supplemental Report.

“Supplemental Report” means the audited financial statements required to be filed with the Commission pursuant to the Exchange Act for the Fiscal Year ended on December 31, 2004.”

(b) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of “Attributable Indebtedness” with a semicolon and to insert thereafter the following new language:

“and provided further, that Attributable Indebtedness incurred in connection with the Digital Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Company or a Subsidiary of the Company (other than a Joint Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Company or any such Subsidiary is otherwise liable on a recourse basis.”

(c) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of “Refinancing Indebtedness” with a semicolon and to insert thereafter the following new language:

“and provided further that: so long as (y) the Company designates such Indebtedness as Refinancing Indebtedness and (z) the net proceeds of such Refinancing Indebtedness are not used for any purpose other than refunding, refinancing, repurchasing or extending existing indebtedness or a repayment of revolving Bank Debt, such Indebtedness shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the refunding, refinancing, repurchase or extension of other Indebtedness.”

3. REPORTS. Section 4.02 of the Indenture is hereby amended by deleting the section in its entirety and replacing it with the following:

“From and after the Report Date and whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission, to the extent such filings are accepted by the Commission, and shall furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition, the Company shall make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall file the Historical Reports with the Commission on or prior to June 30, 2005 and the Supplemental Report on or prior to December 31, 2005.”

4. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT; TAX INFORMATION. Section. Section 4.04(a) of the Indenture is hereby amended by deleting the section in its entirety and replacing it with the following:

“From and after the Report Date, the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that to the best of his or her knowledge no Default or Event of Default has occurred, listing all Restricted Payments for such year, and if a Default or Event of Default shall have occurred, describing all of such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee if the Company elects to change the manner in which it fixes its fiscal year end.”

5. LIMITATION ON EXISTING INDEBTEDNESS AND SUBSIDIARY PREFERRED STOCK. Section 4.11(b) of the Indenture is hereby amended to delete the “and” at the end of existing clause (v) and to replace the existing clause (vi) with the following new clauses (vi) and (vii):

“(vi) the Company may incur Indebtedness consisting of Bank Debt in an aggregate principal amount at any time outstanding not to exceed $750,000,000; and (vii) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vii), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (ii)—(vi).”

6. EVENTS OF DEFAULT. Section 6.01 of the Indenture is hereby amended to delete the word “or” from the end of existing paragraph (f), to replace the period at the end of existing paragraph (g) with a semi-colon and to include the following new paragraphs (h) and (i):

“(h) the Company shall fail to file the Historical Reports with the Commission on or prior to June 30, 2005; or

(i) the Report Date does not occur on or prior to December 31, 2005.”

7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

11. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto.

12. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of [            ], 2004.

HEALTHSOUTH CORPORATION

By:
Name: Title:

[ ] AS TRUSTEE

By:
Name: Title:

Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Information Agent at its address or facsimile number set forth below.

The Information Agent for the Consent Solicitation is:

INNISFREE M&A INCORPORATED

Delivery to Innisfree M&A Incorporated, the Information Agent for the Consent Solicitation:

By Regular or Certified Mail:	By Hand or by Overnight Mail or Courier:
Innisfree M&A Incorporated P.O. Box 5143 New York, NY 10150-5143	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022

By Facsimile

(Eligible Guarantor Institutions Only):

212-750-5799

To Confirm Facsimile Receipt by Telephone

(Eligible Guarantor Institutions Only)

212-750-5833

For Information:

Noteholders Call Toll-Free:

888-750-5834

Banks and Brokers Call Collect:

212-750-5833

Questions and requests for assistance or for additional copies of the Consent Solicitation Statement and Consent Form may be directed to the Information Agent at its telephone numbers and locations listed above. All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

11 Madison Avenue

New York, NY 10010

U.S. Toll Free: 1-800-820-1653

Attn: Liability Management Group